UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

FITWAYVITAMINS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54204	27-0938396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Chongquing Zhongbao Investment Group Co., Ltd. Chongqing The People’s Republic of China	400010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 023-86118735

                                                 N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Stevens & Lee, P.C.
111 North Sixth Street
Reading, Pennsylvania  19603
Tel.: (610) 478-2000
Fax: (610) 376-5610
Attn:  Sunjeet S. Gill, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Language Regarding Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth above and elsewhere in this report.  Important factors that may cause actual results to differ from these forward-looking statements include, but are not limited to, for example:

•	adverse economic conditions,

•	inability to raise sufficient additional capital to operate our business,

•	unexpected costs, lower than expected sales and revenues, and operating deficits,

•	adverse results of any legal proceedings,

•	the volatility of our operating results and financial condition,

•	inability to attract or retain qualified senior management personnel, including real estate developers and contractors, and

•	other specific risks that may be referred to in this current report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this current report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to sales growth, and earnings growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements speak only as of the date of this report, even if subsequently made available by us on our website or otherwise.  We undertake no obligation to update or revise any forward-looking statements or other information contained herein to reflect events or circumstances occurring after the date of this current report.  Stockholders and potential investors should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.  The forward-looking statements included herein are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including customers, suppliers, business partners and competitors and legislative, judicial and other governmental authorities and officials.  We also disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Explanatory Note

This current report is being filed in connection with a series of transactions consummated by FITWAYVITAMINS, INC., a Nevada corporation (the “Company”), and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

Item 1.01  Entry into a Material Definitive Agreement.

On February 11, 2011, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with China Dahua Group International Holdings Property Ltd., a British Virgin Islands company (“Dahua”), and Mr. Haoji Xia.  Mr. Xia (the “Dahua Shareholder”) owns 100% of the issued and outstanding capital stock of Dahua.  Pursuant to the Exchange Agreement, the Dahua Shareholder shall exchange all of their shares in Dahua for the issuance of a total of 1,616,161 shares of the Company’s common stock, par value $0.0001 per share.  The closing of the share exchange took place on February 11, 2011.  As a result, Dahua is now the Company’s wholly-owned subsidiary.  Dahua is a holding company that owns 100% of the equity of Hao Yu Group Limited, a limited liability company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“HYG”).  HYG owns 100% of the equity of Chongqing Difa Investment Management Limited Company, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“Difa”).  On November 10, 2010, Difa entered into a various agreements, including a business operation agreement, an exclusive managerial consulting services agreement, an equity pledge agreement, a voting proxy agreement and an exclusive acquiring agreement, with Chongqing Zhongbao Investment Group Co., Ltd. a limited liability company organized under the laws of the People’s Republic of China (“Zhongbao”), to manage and operate the real estate business activities of Zhongbao, principally residential apartments, commercial properties and car parks.  All of the business of Zhongbao is located in the People’s Republic of China ("PRC" or "China").

Also, on the closing date of the share exchange, immediately prior to and as a condition to the completion of the Exchange Agreement, the Company entered into a stock purchase agreement (the “Split-Off Agreement”) with Margret Wessels, the Company’s then Chairperson, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director.  Pursuant to the Split-Off Agreement, Ms. Wessels agreed to purchase all of the issued and outstanding shares of Fitway Holdings Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Fitway Holdings”), in consideration of 2,000,000 shares of the Company’s common stock owned by Ms. Wessels.  Fitway Holdings owns all of the assets and has assumed all of the liabilities, contingent or otherwise, of the Company which existed prior to the closing of the share exchange.  Also, as a condition to the completion of the Exchange Agreement, Mr. Xia and Ms. Wessels entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Mr. Xia agreed to purchase 8,000,000 shares of the Company’s common stock owned by Ms. Wessels for an aggregate purchase price of $320,000.  Immediately after the consummation of this transaction, Mr. Xia shall cause such shares of common stock purchased from Ms. Wessels to be transferred back to the Company, and the Company shall cancel and extinguish such shares.  The closing of both of these transactions took place on February 11, 2011, the closing date of the share exchange.  As a result of these transactions, Ms. Wessels no longer owns any shares of the Company’s common stock.

As a condition to the closing of the share exchange, Mr. Xia was appointed to the board of directors of the Company effective upon the closing, with Mr. Xia named Chairman of the Board.  Ms. Wessels submitted her resignation as a director, which  will be effective as of the tenth day following the date the Company mails an information statement to its shareholders in compliance with Rule 14f-1 promulgated under the Exchange Act (the “Information Statement”). Also, as a condition to the closing of the share exchange, Ms. Wessels resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, Mr. Xia was appointed President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

Immediately prior to the share exchange, the Company had 75,000,000 shares of common stock, par value $0.0001 per share, authorized, of which 10,285,205 shares of common stock were issued and outstanding.  As a result of the consummation of the shares exchange and related transactions, there are currently 1,901,366 shares of the Company’s common stock issued and outstanding, 85% of which will be held by the former Dahua Shareholder.  The shareholders of the Company immediately prior to the completion of these transactions will hold 15% of the issued and outstanding shares of the Company’s common stock.

As of the date of the Exchange Agreement and as of the date of this Current Report on Form 8-K, there were no material relationships between the Company and Dahua, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Exchange Agreement and the Stock Purchase Agreement.

The foregoing descriptions of the share exchange, the Exchange Agreement, the Split-Off Agreement, and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of each of  the Exchange Agreement, the Split-Off Agreement, and the Stock Purchase Agreement and exhibits thereto, which are filed as exhibits hereto, and are incorporated herein by reference.

Each of the Exchange Agreement, the Split-Off Agreement and the Stock Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  It is not intended to provide any other factual information about the Company.  Each of these agreements contains representations and warranties that the parties thereto made to each other as of specific dates.  The assertions embodied in the representations and warranties in such agreements were made solely for purposes of the relevant agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to shareholders or may have been used for the purposes of allocating risk among the parties to the relevant agreement rather than establishing matters as fact.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 11, 2011, we completed the acquisition of Dahua pursuant to the Exchange Agreement.  The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Dahua is considered the acquiror for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, on February 11, 2011, we acquired Dahua in a reverse acquisition transaction.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Since FITWAYVITAMINS, Inc. was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of Dahua, except that information relating to periods prior to the date of the reverse acquisition only relate to Dahua and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

As a result of the share exchange, the Company is now engaged in the real estate development business.  The Company develops and sells residential and commercial properties, targeting middle income customers in the urban areas of Chongqing, one of four direct-controlled municipalities (the other three being Beijing, Shanghai and Tianjin).  Chongqing has a population of over 30 million people and is an important manufacturing, industrial, commercial and transportation base in southwestern China.  With its growing auto, chemicals and pharmaceuticals industries to complement its strong industrial, food, construction and tourism industries, Chongqing’s GDP reached RMB 652.8 billion in 2009, representing an annual growth rate of 14.3%.

As of December 31, 2010, the Company has completed one project (Jinta Mansion) and two phases of another project (Jinshan Liyuan) collectively having a gross floor area, or GFA, of 3,049,568 square meters.  In addition, we are looking to complete the third phase of an existing project (Jinshan Liyuan) which has a total GFA of 122,198 square meters.  The Company has been awarded the “Enterprise Social Credibility Brand Unit” by the Chongqing real estate industry during 2008 and 2009.  Since inception in 2001, the Company has been awarded “Chongqing Credibility Enterprise in Real Estate Industry,” “Model Chinese Enterprise for Trustworthy Operation” and “China Model Enterprise of Integrity”, and is on the top twenty private tax-paying enterprises in Yuzhong District, Chongqing.

Our mission is to provide convenient living space to middle income customers in Chongqing by focusing on projects building upon the urbanization of Chongqing and refurbishing its existing historical buildings and expanding into other provinces in China.  We are looking to complete the third phase of an existing project (Jinshan Liyuan) and commence construction of six additional projects.  We believe the real estate development opportunity in Chongqing is unique because of the effort by the Chinese government to promote urban and rural integration in Chongqing while maintaining main-line housing conditions, public space and service facilities.  There is also the rapid development of a brand new area for an industrial cluster, called the Liangjiang New Area, meant to attract a large number of enterprises to the area.  Additionally, there are a number of opportunities to develop and refurbish existing old buildings given the frenetic pace of reconstruction in Chongqing’s old city center.

We are well positioned to take advantage of this opportunity given our experience and location in Chongqing and targeting products to middle incomer customers through either new construction or reconstruction of older buildings.  We can also take advantage of low land, building and personnel costs in Chongqing, as well as our standardized design and operating model.

Our Corporate History and Background

We were organized under the laws of Nevada on September 30, 2009 as a development-stage company that intended to create a line of vitamins, protein powder, nutritional bars for the general public.  From our inception until we completed our reverse acquisition of Dahua on February 11, 2011, we had no operations.

Reverse Acquisition of Dahua

On February 11, 2011, we completed a reverse acquisition transaction through a share exchange with Dahua whereby we acquired 100% of the issued and outstanding capital stock of Dahua, in exchange for 1,616,161 shares of our common stock, par value $0.0001 per share, which shares constituted 85% of our issued and outstanding shares on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Dahua became our wholly-owned subsidiary and Mr. Haoji Xia, the sole former shareholder of Dahua, became our controlling shareholder.  The share exchange transaction was treated as a reverse acquisition, with Dahua as the acquiror and FITWAYVITAMINS, Inc. as the acquired party.

Upon the closing of the reverse acquisition on February 11, 2011, Ms. Margret Wessels resigned from our board of directors and all offices which she held. Ms. Wessels resignation from our board of directors will be effective as of the tenth day following the date we mail the Information Statement to our shareholders. Also upon the closing of the reverse acquisition, our board of directors increased its size from one (1) to two (2) members and appointed Mr. Xia and to fill the vacancy created by such increase.  Mr. Xia’s appointment became effective upon closing of the reverse acquisition on February 11, 2011.  In addition, our board of directors appointed Mr. Xia to serve as the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Secretary, effective immediately at the closing of the reverse acquisition.

As a result of our acquisition of Dahua, we now own all of the issued and outstanding capital stock of Dahua, which in turn acquired HGY in November 2010.  HGY formed Difa as a wholly-owned foreign enterprise in the PRC.  Difa pursuant to a number of agreements controls the assets of Zhongbao.  Zhongbao was established in the PRC on September 29, 2001.  Its principal activities include the development and sales of residential and commercial properties in Chongqing, China.

Corporate Organization

Dahua, a British Virgin Islands company, is a holding company that owns 100% of the equity of HYG, a limited liability company organized under the laws of the Hong Kong Special Administrative Region of the PRC.  Other than its holdings, Dahua has no separate operations of its own.  HYG owns 100% of the equity of Difa, a wholly foreign-owned enterprise organized under the laws of the PRC.  Other than its holdings, HYG has no separate operations of its own.  The principal purpose of Difa is to manage, hold and own rights in and to the businesses, operations and profits of Zhongbao, which it does through a series of contractual arrangements.

Zhongbao, formerly known as Chongqing Yulun Business Development Company Limited and Chongqing Haoji Xinjie Company Limited, was incorporated in Chongqing, China on September 29, 2001, with an initial registered capital of RMB 10.1 million (approximately $1.2 million).  Its registered capital was increased to RMB 148 million (equivalent to $19.6 million) in March 2008.  Zhongbao is engaged in real estate development, primarily in the construction and sale of residential apartments, commercial properties as well as car parking garages.  Zhongbao has two equity owners:  Mr. Xia (80.6%) and Ms. Wanteng Fei (19.4%).  Mr. Xia and Ms. Fei are husband and wife.  Mr. Xia has been appointed as the Company’s sole executive officer in connection with the consummation of the share exchange.  All of our business operations are conducted by Zhongbao, for which it has the necessary licenses, permits and approvals.

Zhongbao and its two owners entered into contractual arrangements with Difa on or about November 10, 2010, through which we control Zhongbao and its business operations.

Contractual Agreements with Zhongbao and its Owners

We do not own any equity interests in Zhongbao, but control and receive the economic benefits of its business operations through a series of exclusive contractual arrangements with Zhongbao and its two owners (the “Owners”), Mr. Xia and his wife, Ms. Fei.  Through these contractual arrangements, we have the ability to, among other things, substantially influence Zhongbao’s business operations, policies and management and to approve all matters requiring owner approvals, and we have the right to include 100% of the annual net income earned by Zhongbao as part of our combined financial statements.

Each of the contractual arrangements constitute valid and binding obligations of the parties of such agreements, and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC.  The contractual arrangements, as currently in effect, are comprised of the following:

Business Operation Agreement.  Pursuant to the business operation agreement among Difa, Zhongbao and the Owners, Difa provides guidance and instructions on Zhongbao’s daily operations, financial management and employment issues.  The Owners must designate the candidates recommended by Difa as their representatives on Zhongbao’s board of directors.  Difa has the right to appoint senior officers of Zhongbao.  In addition, Zhongbao agrees that without the prior consent of Difa, Zhongbao will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Zhongbao, including, without limitation, conducting any activity which is beyond its scope, incurrence or assumption of any indebtedness, changing or dismissing any director, replacing any senior employee, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any of the rights or obligations relating to this agreement to any third party.  The term of this agreement is ten years from November 10, 2010, and may be automatically extended for an additional ten year term unless Difa shall have notified Zhongbao and the Owners not less than three months prior to its expiration of its intention not to renew the agreement.

Equity Pledge Agreement.  Under the equity pledge agreement between Difa and the Owners, the Owners pledged all of their equity interests in Zhongbao to Difa to guarantee the Owners’ performance of their obligations under any agreement between Difa and the Owners, whether or not in writing.  If the Owners breach their contractual obligations, Difa, as pledgee, will be entitled to certain rights, including, but not limited to, the right to sell the pledged equity interests, the right to vote and control the pledged assets.  The Owners also agreed, that upon occurrence of any event of default, Difa shall be granted an authority to take actions in the place and instead of the Owners to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Difa may deem necessary or advisable to accomplish the purposes of the equity pledge agreement.  The Owners agreed not to dispose of the pledged equity interests or take any actions that would prejudice Difa’s interest.  The equity pledge agreement will expire when the Owner’s obligations under any agreement between Difa and the Owners, whether or not in writing, have been fulfilled.

Consulting Services Agreement. Pursuant to the exclusive managerial consulting services agreement between Difa and Zhongbao, Difa has the exclusive right to provide to Zhongbao consulting services related to Zhongbao’s business operations (the “Services”) on an exclusive basis.  Difa also sends employees to Zhongbao, and Zhongbao will admit such personnel and provide them authorized access to Zhongbao’s offices and facilities.  Zhongbao pays a quarterly consulting service fee in RMB to Difa that is equal to all of Zhongbao’s income for such quarter.  The term of this agreement is ten (10) years from November 9, 2010, and, unless Difa has provided Zhongbao of its intention not to renew at least three (3) months prior to its expiration, will automatically renew for an additional ten (10) year term.

Exclusive Acquiring Agreement. Under the exclusive acquiring agreement among Difa, Zhongbao and the Owners, the Owners granted Difa an exclusive right to purchase, to the extent permitted under Chinese law, all of the equity interests in Zhongbao.  Beginning one year following this agreement, neither Zhongbao nor the Owners will be permitted to contact, negotiate and/or communicate with any third party with respect to the acquisition of Zhongbao, unless waived by Difa.

Proxy Agreement. Pursuant to the voting proxy agreement among Difa and the Owners, the Owners agreed to entrust all the rights to exercise their voting power to Difa.  Difa shall have the right to exercise the Owners’ voting and other rights, including the attendance at and the voting of their shares at Zhongbao’s shareholders meetings in accordance with applicable laws and Zhongbao’s article of association.  This agreement may not be terminated without the written consent of all parties, except that Difa may, by giving ten (10) day prior written notice to the Owners, terminate the proxy agreement, with or without cause.

As a result of the foregoing contractual arrangements, we are considered the primary beneficiary of Zhongbao.  Accordingly, we combine its results, assets and liabilities in our financial statements.

Our corporate structure is set forth below:

(1)
Agreements that provide us with effective control over Chongqing Zhongbao Investment Group Co., Ltd., or the VIE, include a business operation agreement, an exclusive managerial consulting services agreement, an equity pledge agreement, a voting proxy agreement and an exclusive acquiring agreement.

Our Industry

China’s real estate industry is in an integral part of its economy that is growing in large part due to the continuing pace of industrialization and capital-intensive industries and a strong economy, at both the national and regional level.  Additionally, the real estate sector is highly influenced by regional economies – the richer the region, the more rapid the development of its real estate industry.

China has experienced rapid economic growth in the last 20 years. According to the National Bureau of Statistics, China’s GDP achieved an annualized growth rate of 17.1% from 2004 to 2008. According to the National Bureau of Statistics of China, China’s GDP in 2009 was RMB 33.5 trillion, up 8.7% from 2008. The official per capita data for 2008 and 2009 is not yet available as of the date of this Current Report on Form 8-K.

With the pace of the national economy, investment in fixed assets has been increasing.  In 2009, the total fixed assets investment was RMB 22.5 trillion, up 30.1% from the previous year.  The investment in real estate in 2009 was RMB 3,623.2 billion, up 16.1% from the previous year.  This investment was principally in commercial residential buildings (RMB 2,561.9 billion, up 14.2% from 2008), with office buildings (RMB 137.8 billion, up 18.1% from 2008), and other commercial buildings (RMB 417.2 billion, up 24.4% from 2008) also increasing significantly.  From 2007 though 2009, investment in fixed assets had an annual growth rate of over 25% despite the global financial crisis.

Investments in Fixed Assets from 2007 to 2009

Year	2007	2008	2009
Fixed assets investment (RMB Billion Yuan)	13,732.4	17,282.8	22,484.6
Growth rate (%)		25.9	30.1

Source: State Statistics Bureau

Despite additional real estate developments and stable growth of the economy, the value of real estate has continued to grow in large part due to demand and urbanization.  More and more people are willing to invest in housing given real estate appreciation.

Residential Sale Price Index from 2007 to 2009

Year	2007	2008	2009
New housing price index (last year’s price index=100)	108.2	107.1	101.3
Second-hand housing price index (last year’s price index=100)	107.4	106.2	102.4

Source: State Statistics Bureau

With a growing disparity between income levels of urban households and rural households, and stable employment levels forecasted, there is growing demand for residential real estate, therefore more opportunity for the real estate industry.

Revenue of Chinese Families from 2007 to 2009

Year	2007	2008	2009
The per-capita disposable income of urban households (annual)	13,785.8	15,780.8	17,175
Growth rate over the previous year (%)		14.5	8.8
The per-capita net income of rural households (Yuan)	4,140.4	4,760.6	5,153
Growth rate over the previous year (%)		15.0	8.2

Source: State Statistics Bureau

This is consistent with the experience of residents of Chongqing.

Income of Chongqing’s Households by Source

Income Composition	2002	2003	2004	2005	2006	2007	2008	Average Annual Increase
Disposable income (RMB Yuan)	7,238.07	8,093.67	9,229.96	10,244	11,569.7	13,715.3	15,708.7	13.79%
Total Income of Households (RMB Yuan)	7,663.32	8,671.91	9,910.09	11,079.2	12,548.9	14,754.4	16,740.4	13.91%
among them:	5,190.98	6,288.55	7,162.97	7,849.05	9,266.42	10,907.2	12,282.7	15.44%
Wages Income (RMB Yuan)
Operational income (RMB Yuan)	188.48	114.13	228.53	492.44	525.23	599.29	715.8	24.91%
Property Income (RMB Yuan)	44.9	80.8	109.67	188.22	192.87	248.72	216.97	30.02%
Transfer Income (RMB Yuan)	2,238.96	2,188.43	2,409.2	2,549.97	2,564.39	2,999.13	3,524.95	7.86%

Source: Chongqing Statistics Bureau

This demand has been institutionalized by Chinese government policy, especially in tier II and III cities.  In 2009, the Central Economic Work Conference proposed that urbanization will focus on small and medium sized cities and tier II and III cities.  Accordingly, the real estate industry, particularly housing industry, will transition from China's traditional urbanization center to focus on midwest cities, tier II and III cities and middle and small sized cities.

In order to depress real estate prices in April 2010, China's State Council issued a series of policies to regulate and control such prices, which addressed real estate speculation and housing prices increasing too fast in tier I cities.  The actual effect was that the housing price in tier I cities fell dramatically. Urbanization in tier II and III cities has not been completed. There remains significant demand from first-time buyers and owner-occupied real estate even with decreased demand for investing and speculating purposes. Accordingly, we do not expect housing prices in tier II and III cities to drop by as large a margin as those in tier I cities.

Daily Average Deals of New Housing in Major Cities Chart from 2007 to Middle of 2010

Cities	2007	2008	2009	From January to April 2010	April 1 to April 17	April 18 to April 30	May 1 to May 14
Beijing	350	250	350	280	401	240	168
Shanghai	645	413	669	364	496	365	181
Guangzhou	258	166	260	200	178	188	122
Shenzhen	138	121	189	93	144	58	42
Hangzhou	101	65	182	73	229	70	45
Tianjin	239	128	347	263	367	329	193
Nanjing	252	116	266	133	215	185	45
Wuhan	315	165	329	345	493	595	371
Chongqing	448	365	723	638	491	659	469
Qingdao	-	-	237	205	245	288	167
Changsha	-	120	264	327	417	577	383
Suzhou	157	95	213	125	247	135	39
Chengdu	-	-	-	-	287	343	333
Note: In the Table, Information of Hangzhou, Wuhan and Chongqing are on commercial housing and the rests are on residential housing.

With the Chinese government focusing on developing its tier II and tier III cities, Chongqing is no exception.  Chongqing is one of four municipalities directly under the control of the national government (the other three being Beijing, Shanghai and Tianjin) and has a population of over 30 million people.  It is an important manufacturing, industrial, commercial and transportation base in southwestern China.  With its growing auto, chemicals and pharmaceuticals industries to complement its strong industrial, food, construction and tourism industries, Chongqing’s GDP reached RMB 652.8 billion in 2009, representing an annual growth rate of 14.3%.

Chongqing’s GDP from 2004 to 2008

	GDP per capita (RMB Billion Yuan)
Year	2004	2005	2006	2007	2008
GDP	269.3	307.0	345.2	412.3	509.7
Index	112.2	111.5	112.2	115.6	114.3

Source: Chongqing Statistics Bureau

Given the rapid growth, the Chinese government has established its third National Special Economic Zone, the only new national level zone, in Chongqing called the Chongqing Liangjiang New Area.  Like the Shanghai Pudong New Area and Tianjin Binghai New Area before it, many expect the preferential policies to expand financing and investment in the area.  The Liangjiang New Area is 1,200 square kilometers, with about 400 square kilometers dedicated for development and construction and 150 square kilometers for more dense construction.

Additionally, the municipal government in Chongqing is also looking to balance its urban and rural development.  It has estimated that, given its urbanization rate, 60% of its registered population will be in urban areas, with 10 million farmers becoming “new residents” in the next ten years.  This pace is really just a continuation of demand over the last ten years.

Sales Area of Chongqing Commercial Housing from 2000 to 2009

Year	Sales area (10000 sq m)	Year-on-year growth (%)	Gross sales (100 million Yuan)	Average price (Yuan/sq m)
2000	579.96	-	78.37	1351.3
2001	746.05	28.6	107.65	1442.93
2002	1016.58	36.3	158.15	1555.71
2003	1316.83	29.5	210.23	1596.49
2004	1317.12	0	232.64	1766.28
2005	1559.76	18.4	312.73	2004.99
2006	2228.46	42.9	505.69	2269.24
2007	3552.92	59.4	967.31	2722.58
2008	2872.19	-19.2	800	2785.33
2009	4002.89	39.4	1377.76	3441.92

Source:  Chongqing Statistics Information Network

Competitive Strengths

We believe the following strengths allow us to compete effectively in the Chinese real estate development industry:

•
Location in tier II and III cities.  According to Chongqing City Overall Planning, from 2005 to 2020, the urban population of Chongqing will likely increase by 10 million by 2020 which assumes the urbanization rate will reach 60%.  About 22 million permanent residents in Chongqing will live within one hour of its economic center, roughly 71% of whole population of Chongqing.  As a result, there will be one mega-city, five big cities, seven medium-sized cities and some small cities formed in this region.  In the future, Chongqing will be an urban agglomeration consisting of medium-sized cities and satellite towns centering the main city, as its development is not only enlarging main city, but also forming into medium-sized cities and satellite towns.  For its real estate industry, it means that in the next 10 years, both medium-sized cities and satellite towns will see a great opportunity for further development.

We already have four development projects in the main city and radiating surrounding area.

•
Reconstruction of Old Buildings.  In order to achieve a livable Chongqing, its government is promoting the reconstruction of 12 million square meters of old and dilapidated buildings in the city center in the next two and a half years.

We already have successfully partnered with others in three such projects.

•
Cost Advantages.  With land cost being the principal cost of real estate development, we have focused on acquiring land from public auctions, reconstructing old buildings with governmental assistance and focusing on developing non-agricultural land.

In 2008, we received a preference for reconstruction in the center city.  We now can receive reimbursements from local governments for certain costs related to city construction, land transfers, and license fees for planning permits.  We already focus on cost controls related to materials through existing standardized operations developed over years of operation.

Project Development Process

We have adopted a systematic approach to real estate development that includes land rights acquisition, site planning and development, architecture and engineering, construction, marketing and pre-sales.

We acquire land rights by participating in public tender, auction, and listing for sales of land. In the future, we may also consider purchasing distressed projects that have not been completed.  After we have obtained the development rights for land, we usually are required to pay a land premium to acquire the land rights, in accordance with laws and regulations.  For all of our restoration projects, we partner with local governments and purchase land use rights directly from local governments.

Based upon our experience in the market in which we operate, while the government previously allowed land to be transferred from the government to private holders by agreement, regulations now provide that all land use rights are granted by way of a public auction, held by the land bureau of the relevant local government.  A public invitation to bid is published in major newspapers and a deadline is set.  The land bureau then appoints a project-specific task team to evaluate qualifications and bids submitted by developers.  Qualification credentials examined by the government typically include: track record of development activity, financial strength, development qualification level under Certificates of the Qualifications of Real Property Development Enterprises issued by the Ministry of Housing and Urban-Rural Development (levels are 1-4), and experience/history in cooperating with the government in public projects.  There is typically a comprehensive ranking system with points assigned to each qualification category.  Bidders who do not meet all of the qualification requirements are disqualified.  Both the bid amount and the overall points received in the ranking system are used to select which bidder is to be granted the land use rights.  The successful bidder will be asked to enter into a written contract providing for the grant of the land use rights.  Upon signing the contract, the grantee is required to pay the land premium and the contract is submitted to the local bureau, which then issues the land use right certificate.

We finance our project developments through a combination of four sources:  cash on-hand, additional capital from our owners or unaffiliated third parties, bank loans, and cash paid by customers when they sign pre-sales purchase agreements for their apartments.  The proportion of the funding sources varies by project.

First, we select the site, acquire the land use rights, and cover the preliminary development costs using our own cash and capital from our owners . We next obtain loans from commercial banks and/or from investors to continue the project.

As our construction progresses, we reach the stage where we are permitted to begin selling the apartments and to complete pre-sales agreements with our customers.  Our customers, in most cases, pay 30% to 60% of the apartment price in cash when they sign the purchase agreement.  Within two months, the remaining balance is paid off with the proceeds from their mortgage financing.  Customers who do not need mortgage financing pay 95% of the apartment price in cash when they sign the purchase agreement with the balance paid when they receive evidence of ownership from us.

The net proceeds from the sales of the properties add to our retained earnings.  The cash cycle then begins again with the selection of new sites and the acquisition of the development and land rights.

Projects

As of December 31, 2010, we have completed the first two phases of our Jinshan Liyuan project. The third phase was still under construction.  In the year of 2011, we will start two new projects, with a total GFA of 395,000 square meters.  These projects include: Jinshan Liyuan-Phase 4, with GFA of 65,000 square meters; and Xian Project-Phase 1, with GFA of approximately 330,000 square meters.  All of our housing projects have featured secured parking, cable TV access, hot water, and access to natural gas.  Sales from those two phases are expected to total $44.7 million as of June 30, 2011.  With the addition of the third phase, with a total GFA of 122,198 square meters, sales from the Jinshan Liyuan project is expected to have sales of $106 million from July 1, 2011 to June 30, 2012.

We also secured additional land use rights for two projects with a total land area of approximately 196,000 square meters.  On these properties, we plan to construct, among others, high-rise residential apartment buildings and parking garages.

We classify our projects into three categories:

●	Projects in planning, where we have obtained the land use rights and the construction has yet to start;

●	Projects under construction, in which all buildings have not been completed; and

●	Completed projects, where the construction of all buildings has been finished.

Projects in Planning

Our projects in planning, including land reserves, total two properties with a land area of 196,000 square meters.

The table below titled “Projects in Planning” shows estimates of our total sales, estimated total profit, and estimated net profit margin for each project currently in planning.  The estimates are based on typical selling prices and costs per square meter, which are reasonably predictable in China’s current economy, as well as based on our experience in projects completed and under construction.

In regard to sales projections relating to each project described in the section headed “Projects in Planning,” the basis for these projections is comprised of two variables: each project’s total GFA in square meters to be sold and the projected unit sales price in dollars per square meters.  The total projected sales for each project is therefore calculated by the following formula:

Projected sales = Projected GFA x Projected unit price

For properties that are under planning, the total projected GFA is calculated based on the following factors:

●
the floor area ratio approved by governmental regulatory agencies in the land grant contract, which is the ratio of the total floor area of buildings on each particular site to the size of the land of that location, or the limit imposed by zoning regulations and the regulatory agencies on such a ratio.  Expressed as a formula, floor area ratio equals total covered area on all floors of all buildings on a certain parcel divided by area of the parcel.  Therefore, the maximum allowable GFA that can be constructed on each particular site is calculated by multiplying the floor area ration by the size of the parcel.

●
Physical and design adjustments, which are typically applied to the maximum allowable GFA in order to arrive at a projected GFA to be constructed and sold.  These adjustments are typically provided through a combination of the Company’s Engineering Department and professional engineering/architectural services that we use. The projected GFA is typically subject to further adjustment upon completion of construction blueprints.

For unit price projections, we use the market comparable method and take into consideration site-specific zoned uses.  The primary basis for such estimates is the Company’s proprietary internal projections.  We use our internal database of historical comparable selling prices in the same market for the same product type (residential, office, commercial, etc.) in arriving at the unit price estimates for each project.  In addition, we typically interview experienced local real estate brokers and gather comparable data of similar properties in the same trade area being traded within a reasonable period of time, in coming up with comparable unit prices.  However, these brokers do not typically engage in a thorough review process with the Company and do not provide written reports.

In regard to profit projections, we deduct our estimated development costs (including acquisition cost for land use rights, construction cost, design/engineering cost, legal fees, governmental approval costs, advertising, commissions and other selling expenses) from the sales projection discussed above, and arrive at the estimated net profit.  The projected profit for each project is therefore calculated by the following formula:

Projected profit = Projected sales – Estimated development costs

The basis for projecting the estimated development costs is the Company’s proprietary database of historical development costs of similar projects in the same or comparable markets. In making these cost projections, the Company also follows guidelines provided in the Construction Cost Budget Standard Index published by the Chongqing Municipal Government, a widely accepted construction cost index in the real estate industry in our market. The accuracy of the projections is helped by the fact that acquisition cost for land use rights, one of the primary components of development costs, is already known.  The Company does not typically retain outside firms in making development cost projections.

In regard to sales projections, we use the market comparable method, taking into consideration site-specific zoned uses, in computing the total sales projection for each of these projects.  We typically apply our local knowledge based on our substantial past experience in the specific market, as well as consult experienced local real estate brokers and gather comparable data of similar properties in the same trade area being traded within a reasonable period of time, in coming up with comparable prices.

In regard to net profit projections, we deduct our estimated development costs (including land cost, construction cost, advertising, commissions and other selling expenses) from the sales projection, and arrive at the estimated net profit.

Estimated total sales, total profit, and net profit margin shown in projects in planning assume that 100% of the total available gross floor area will be sold during the project’s selling period, which typically extends up to two years or so after construction has been completed, although in some cases we may further extend the selling period until all units are sold.  In some cases, after most of the apartments or commercial space have been sold, a few units will remain unsold, at which point we typically lease out the space to have it generate revenue while still keeping the unit listed as available for sale but under lease.  After some period of leasing, we typically will sell the unit at a large discount to complete the sales of all the units.

Our projections are subject to a number of limitations.  Our projects in planning do not yet have specific dates for the commencement and completion of construction.  These dates are primarily determined by the availability of funds to initiate and complete the projects.  The projects typically take from 1.5 to 3.5 years to complete, depending mainly on the square meters to be constructed, height of the buildings, number of buildings, and complexity of the projects.

Because the dates of the commencement and completion of construction for the projects in planning have not yet been determined and we do not know the number of shares of common stock that would be outstanding in the future years when the projects may be under construction and reach completion, we have not provided potential or estimated earnings per share contributions for each project because they are unlikely to be accurate and could be misleading.  The Company did not retain an outside firm to review the projections.  The numbers shown are single best estimates.  The Company expects to update the data in the Projects in Planning table at least annually in its earnings news release, related Current Report on Form 8-K and its Annual Report on Form 10-K.  If the projects in planning change materially during the year, the Company expects to update the table in its quarterly earnings news release, its related Current Report on Form 8-K, and in its Quarterly Report on Form 10-Q.

Projects in Planning
U.S. Dollars in Millions						Estimated
	Project Name	Location	Type	Land sq. m.	GFA sq. m.	Total sales ($)	Total profit ($)	Net profit margin (%)

1	Jinshan Liyuan- Phase 4	Nanchuan, Chongqing	Residential	130,000	65,000	41.4	6.2	15
2	Xian Project- Phase 1	Weiyang District, Xian	Residential	66,000	330,000	250	37.5	15
				196,000	395,000	291.4	43.7	15

Projects Under Construction

We have one residential phase under construction for an existing project, Jinshan Liyuan – Phase 3, in Nanchuan, Chongqing, with a total GFA of 122,198 square meters.

At the time construction starts, the costs per square meter for each project or phase under construction are reasonably predictable because the construction costs are generally specified in the construction contracts.  The selling prices per square meter are estimated using a combination of (1) a selection from a typical range of estimated percentage markups from the estimated costs per square meter, (2) the selling prices per square meter for comparable properties currently selling in the market, and (3) the estimated potential change in the selling prices during the period in which the apartments are being sold.  The period of sales for each project or phase can range from six months to approximately six years.  We estimate that approximately 80% of the units will be sold in the first two years and the remaining 20% will be sold in the third year.  Typically, projects with a longer construction/sales period are often those constructed in sequential phases, such as the Jinshan Liyuan project.  Additionally, in China, apartments are generally pre-sold during construction, unlike in the United States where apartments are usually sold only after the construction has been completed.  This sales method often accounts for the higher percentage of sales in the earlier years of the multi-phase projects.

In estimating potential changes in selling prices during construction and prior to sales, we also consider our estimate of the direction and magnitude for the economy in China and in the local geographic region where each project is located, the change in consumers’ buying power that result from potential economic changes, and potential changes in taxation, available purchase financing, and government policies that influence housing and commercial property purchases, as well as likely changes in the market inventory of apartments or commercial space to be sold.  We also consider our experience in selling prices and construction costs for projects that have been recently completed and for our other projects currently under construction.

In some cases, after most of the apartments or commercial space have been sold, a few units will remain unsold, at which point we typically lease out the space to have it generate revenue while still keeping the unit listed as available for sale but under lease.  After a period of leasing, we typically will sell the unit at a large discount to complete the sales of all the units.

Completed Projects

Since our inception, we had completed two phases of our Jinshan Liyuan project in Nanchuan, Chongqing and our Jinta Mansion project in the Yuzhong District, Chongqing having a total GFA of 3,049,568 square meters.  Sales from those projects totaled $35.43 million and the two phases of the Jinshan Liyuan project, which was completed in June 2010, has earned an aggregated return on investment of 80%.

Although our typical selling period lasts no more than two years after the completion of construction, which is evidenced by the selling history of the majority of our completed projects, we have extended the selling period of Jinshan Liyuan project.  The remaining GFA for this project still remains in the prolonged selling period as of September 30, 2010, and the selling period will end as soon as they are sold.  The Jinta Mansion project completed sales in 2007.

All projects have included secured parking, cable TV, hot water, and access to natural gas.

Architecture, Engineering and Construction

We outsource the architecture, engineering, and construction of our projects.

We work with several architecture and engineering companies. We collaborate with them on the site and building designs and rely on them for the detailed execution of the design concepts.

We also outsource our project construction to qualified subcontractors who are the winners in our competitive bidding process, which is based on required quality and lowest price. Our contracts, typically fixed-priced, provide for periodic payments during construction.

Below is a list of some of the key companies to who we outsource these services:

Company Name	Service Provided
Hunan Gao City Fire Fighting Co., Ltd.	Installation of fire protection systems
Chongqing Ruina Construction Engineering Co., Ltd.	Construction

Quality and Performance

We and our chosen architects and engineers supervise the construction by our contractors. In addition to the construction, our contractors are responsible for purchasing all building materials, including the two main building materials, steel and concrete. Contractors are required to perform to their working plan and adhere to the specifications in our construction plans and contracts. We have delivered all our projects to our customers on or before the due date and at or above the quality specified in the customers’ purchase agreements.

Our finished construction includes the completed buildings with all public portions of the buildings fully finished and all of the common grounds landscaped. The apartment interiors typically are finished to the gray shell stage. This permits the apartment buyers to select their own interior design and finishing companies, so they can get all the features, fixtures, fittings, furnishings, textures, and colors they prefer. This separation of responsibilities between the real estate developer and the independent interior designers and finishers is traditional in China.

Sales and Marketing

In marketing our properties, we use our own marketing team, but occasionally outsource our marketing and sales efforts to independent sales agents. To market our properties, we use a combination of advertisements in newspapers, magazines, television, and outdoor billboards, in addition to news releases that generate media stories about our projects.

To help customers choose among the apartment layouts that we offer, we usually create fully finished and furnished show rooms that give them a sound basis for deciding exactly what they want. We pay for the completion of these marketing show rooms. After most of the units in the development have been sold, we sell the show rooms as residences, usually at premium prices.

Target Customers

Our target customers are households with incomes ranging from $455 to $910 per month, which represent 40% of the population in the greater Chongqing metropolitan area.

Employees

We have a total of 53 employees, of which 37 have at least college degrees.  We believe the relationship with our employees is good.

Intellectual Property

We do not own or license any material intellectual property rights.

Foreign Corrupt Practices Act (FCPA)

We are subject to the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect their transactions and to devise and maintain an adequate system of internal accounting controls. The anti-bribery provisions of the FCPA are enforced primarily by the U.S. Department of Justice. The SEC is involved with enforcement of the books and records provisions of the FCPA.

Our business activities in China create the risk of unauthorized payments or offers of payments by our employees, consultants, sales agents or distributors, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In additions, the U.S. government may seek to hold our Company liable for successor liability of FCPA violations committed by companies in which we invest or that we acquire.

PRC Government Regulations

We operate our business in China. This section summarizes the major PRC regulations relating to our business.

Permits and Certificates

As part of the project development process, we are required to obtain a number of certificates, permits, and licenses from different government agencies, including among others:

●	Land Use Rights Certificate that certifies the right of a party to use land;

●	Construction Land Planning Permit that authorizes a developer to begin the land survey, planning, and design for the land;

●
Construction Works Planning Permit that indicates the government’s approval of a developer’s overall planning and design for the project and allows the developer to apply for a Work Commencement Permit;

●	Work Commencement Permit that authorizes a developer to begin excavation and construction; and

●	Pre-sales Permit that authorizes a developer to begin completing pre-sales purchase agreements with customers and collect their cash for the apartments still under construction.

Housing and land development sales companies, including us, are regulated by the Ministry of Land & Natural Resources and authorized by the local office of the Ministry. Each project also has to be authorized and must obtain a “Commercial License for Housing Sale” from the Real Estate Bureau.

Environmental Regulations

Our business in China is subject to various pollution control regulations in China with respect to noise, water and air pollution and the disposal of waste. Specifically, the major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution, the PRC Law on the Prevention and Control of Air Pollution, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

Taxation

On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax, or EIT, rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises, or FIEs, unless they qualify under certain limited exceptions. As a result, our PRC operating subsidiaries are subject to an earned income tax of 25.0%. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the recent circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In addition, dividends paid to us from our PRC subsidiaries and dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax.

Foreign Currency Exchange

All of our sales revenue and expenses are denominated in RMB. Under the PRC foreign currency exchange regulations applicable to us, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE, by complying with certain procedural requirements. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of SAFE. In particular, if our PRC operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the MOFCOM, or their respective local branches. These limitations could affect our PRC operating subsidiaries’ ability to obtain foreign exchange through debt or equity financing.

Dividend Distributions

Our revenues are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Each of our PRC subsidiaries is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Our PRC subsidiaries have the discretion to allocate a portion of their after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

In addition, under the New EIT law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates , or Notice 112, which was issued on January 29, 2008, the  Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion , or the Double Taxation Arrangement (Hong Kong), which became effective on December 8, 2006, and the  Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties , or Notice 601, which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Double Taxation Arrangement (Hong Kong). Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of the PRC subsidiary. Dividends declared and paid from before January 1, 2008 on distributable profits are grandfathered under the New EIT Law and are not subject to withholding tax.

Circular 75

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire "control" over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident's funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.

In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

As we stated under “Risk factors—Risks Related to Doing Business in China—Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us,” we have asked our sole shareholder, who is a  PRC resident as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with his equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, many of the terms and provisions in Circular 75 and Notice 106 remain unclear and implementation by central SAFE and local SAFE branches of Circular 75 and Notice 106 have been inconsistent since their adoption. Therefore, we cannot predict how Circular 75 and Notice 106 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the PRC’s Ministry of Commerce (MOFCOM) and the NDRC in 2007 classified various industries/businesses into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/businesses permitted for foreign investment.  Except for those expressly provided with restrictions, encouraged and permitted industries/businesses are usually 100% open to foreign investment and ownership.  With regard to those industries/businesses restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership.  The business of Zhongbao, our VIE, does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Properties

All urban land in China is owned by the State. Pursuant to Interim Regulations of the People's Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas , which became effective on May 19, 1990, individuals and companies are permitted to acquire rights to use urban land or land use rights for specific purposes, including residential, industrial and commercial purposes. The land use rights are granted for a period of 70 years for residential purposes, 50 years for industrial purposes and 40 years for commercial purposes. These periods may be renewed at the expiration of the initial and any subsequent terms. Upon approval by both the land administrative authorities and city planning authorities, industrial parcel uses may be converted to other uses, and the duration and other clauses in the land use right granting agreement will be revised to match the new use. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

We have secured additional land use rights for two projects with a total land area of approximately 196,000 square meters. On these properties, we plan to construct, among others, high-rise residential apartment buildings and parking garages. Land use rights relating our projects under construction and completed projects are not included in our bank of land use rights, as it is a generally accepted practice that as soon as a new project commences on the land reserve, the land use right is immediately re-categorized from intangible assets into work in progress inventory, and eventually into finished inventory when the project is completed. Therefore, land associated with projects under construction and completed projects are treated separately from our bank of land use rights.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of shares of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We face risks related to general domestic and global economic conditions and to the recent credit crisis.

We currently generate sufficient operating cash flows, which combined with access to the credit markets, provide us with significant discretionary funding capacity.

However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the markets in which we operate. This may affect demand for our products and services and may affect our ability to manage normal relationships with our customers, suppliers, and creditors. If the current situation deteriorates significantly, our business could be materially negatively affected, including such areas as reduced demand for our products and services from a slow-down in the general economy, or supplier or customer disruptions resulting from tighter credit markets. In addition, terrorist activities may cause unpredictable or unfavorable economic conditions and could have a material adverse effect on the Company’s operating results and financial condition.

Our sales and results of operations could decline due to macro-economic and other factors outside of our control, such as changes in consumer confidence and declines in employment levels.

Changes in national and regional economic conditions, as well as local economic conditions where we conduct our operations and where prospective purchasers of our properties live, may result in more caution on the part of buyers and consequently fewer purchases. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in consumer confidence and income, employment levels, and government regulations. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of our properties, which could cause our operating revenues to decline. In addition, builders are subject to various risks, many of them outside the control of the builder including competitive overbuilding, availability and cost of building lots, materials and labor, adverse weather conditions which can cause delays in construction schedules, cost overruns, changes in government regulations, and increases in real estate taxes and other local government fees. A reduction in the Company’s sales could in turn negatively affect the market price of its securities.

Our business is susceptible to fluctuations in the real estate market of China, especially in certain areas of Chongqing, China where our operations are concentrated, which may adversely affect our sales and results of operations.

Our business depends substantially on the conditions of the PRC real estate market. Demand for real estate in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuations in real estate prices. For example, the rapid expansion of the real estate market in major provinces and cities in China in the early 1990s, such as Shanghai, Beijing and Guangdong Province, led to an oversupply in the mid-1990s and a corresponding fall in real estate values and rentals in the second half of the decade. Following a period of rising real estate prices and transaction volume in most major cities, the industry experienced a severe downturn in 2008, with transaction volume in many major cities declining by more than 40% compared to 2007.

Average selling prices also declined in many cities during 2008. Fluctuations of supply and demand in China’s real estate market are caused by economic, social, political and other factors. To the extent fluctuations in the real estate market adversely affect real estate transaction volumes or prices, our financial condition and results of operations may be materially and adversely affected.

Almost all of our operations are concentrated in Chongqing, China, where the real estate market continued to grow in 2008 and 2009 despite the general downturn of the Chinese real estate market mainly in 2008 and early 2009, however any decrease in demand or real estate prices or any other adverse developments in this geographic region would materially and adversely affect our sales and results of operations.

We are heavily dependent on the performance of the residential property market in China, which is at a relatively early development stage.

The residential property industry in the PRC is still in a relatively early stage of development. Although demand for residential property in the PRC has been growing rapidly in recent years, such growth is often coupled with volatility in market conditions and fluctuation in property prices. It is extremely difficult to predict how much and when demand will develop, as many social, political, economic, legal, and other factors, most of which are beyond our control, may affect the development of the market. The level of uncertainty is increased by the limited availability of accurate financial and market information and the overall low level of transparency in the PRC, especially in tier II cities, which include markets in which we operate, that have lagged in progress in these aspects when compared to tier I cities.

The lack of a liquid secondary market for residential property may discourage investors from acquiring new properties. The limited amount of property mortgage financing available to PRC individuals may further inhibit demand for residential developments.

Our business may be materially and adversely affected by government measures aimed at China’s real estate industry.

The real estate industry in China is subject to government regulations. Until 2008, the real estate markets in a number of major cities in China had experienced rapid and significant growth. Before the global economic crisis hit all the major economies worldwide in 2008, the PRC government had adopted a series of measures to restrain what it perceived as unsustainable growth in the real estate market. From 2003 to 2007, the PRC government introduced a series of specific administrative and credit-control measures including, but not limited to, setting minimum down payment requirements for residential and commercial real estate transactions, limiting availability of mortgage loans, and tightening the governmental approval process for certain real estate transactions. For example, in 2006, the State Council and other related government agencies introduced regulations that increased the mandatory minimum down payment from 20% to 30% of the purchase price for properties with a floor area of more than 90 square meters and imposed a business tax on total proceeds from the resale of properties held for less than five years.

Since 2008, the PRC government has relaxed such restrictions and introduced measures aimed at stimulating residential property purchases by individuals and stabilizing the real estate market. On October 22, 2008, the Ministry of Finance, the State Administration of Taxation and the People’s Bank of China, or PBOC, lowered transaction taxes, minimum down payment requirements, and the mortgage interest rate for certain residential real estate transactions. In December 2008, the General Office of the State Council promulgated rules that exempted certain residential real estate transactions from business tax and urban real estate tax.

However, despite the recent government measures aimed at maintaining the long-term stability of the real estate market, we cannot assure you that the PRC government will not adopt new measures in the future that may result in short-term downward adjustments and uncertainty in the real estate market. Our business may be materially and adversely affected as a result of decreased transaction volumes or real estate prices that may follow these adjustments or market uncertainty.

Our sales will be affected if mortgage financing becomes more costly or otherwise becomes less attractive.

Substantially all purchasers of our residential properties rely on mortgages to fund their purchases. An increase in interest rates may significantly increase the cost of mortgage financing, thus affecting the affordability of residential properties. In 2008, PBOC changed the lending rates five times. The benchmark lending rate for loans with a term of over five years, which affects mortgage rates, was increased to 5.94% on December 31, 2008. The PRC government and commercial banks may also increase the down payment requirement, impose other conditions or otherwise change the regulatory framework in a manner that would make mortgage financing unavailable or unattractive to potential property purchasers. If the availability or attractiveness of mortgage financing is reduced or limited, many of our prospective customers may not be able to purchase our properties and, as a result, our business, liquidity and results of operations could be adversely affected.

In line with industry practice, we provide guarantees to PRC banks with respect to loans procured by the purchasers of our properties for the total amount of mortgage loans. Such guarantees expire upon the completion of the registration of the mortgage with the relevant mortgage registration authorities. If there are changes in laws, regulations, policies, and practices that would prohibit property developers from providing guarantees to banks in respect of mortgages offered to property purchasers and as a result, banks would not accept any alternative guarantees by third parties, or if no third party is available or willing in the market to provide such guarantees, it may become more difficult for property purchasers to obtain mortgages from banks and other financial institutions during sales and pre-sales of our properties. Such difficulties in financing could result in a substantially lower rate of sale and pre-sale of our properties, which would adversely affect our cash flow, financial condition, and results of operations. We are not aware of any impending changes in laws, regulations, policies, or practices that will prohibit such practice in China. However, there can be no assurance that such changes in laws, regulations, policies, or practices will not occur in China in the future.

We have significant short-term debt obligations, which mature in less than three years. Failure to extend those maturities of, or to refinance, that debt could result in defaults, and in certain instances, foreclosures on our assets. Moreover, we may be unable to obtain financing to fund ongoing operations and future growth.

The real estate development industry is capital intensive, and development requires significant up-front expenditures to acquire land and begin development. Accordingly, we incur substantial indebtedness to finance our development activities.

At September 30, 2010, we had long-term bank loans of $14.9 million maturing in more than one year, but less than three years, which are secured by our real estate properties held for lease. Failure to obtain extensions of the maturity dates of, or to refinance, these obligations or to obtain additional equity financing to meet these debt obligations would result in an event of default with respect to such obligations and could result in the foreclosure on the collateral. The sale of such collateral at foreclosure would significantly disrupt our business, which could significantly lower our sales and profitability. We may be able to refinance or obtain extensions of the maturities of all or some of such debt only on terms that significantly restrict our ability to operate, including terms that place additional limitations on our ability to incur other indebtedness, to pay dividends, to use our assets as collateral for other financing, to sell assets or to make acquisitions or enter into other transactions. Such restrictions may adversely affect our ability to finance our future operations or to engage in other business activities. If we finance the repayment of our outstanding indebtedness by issuing additional equity or convertible debt securities, such issuances could result in substantial dilution to our stockholders.

While we believe that our revenue growth projections and our ongoing cost controls will allow us to generate cash and achieve profitability in the foreseeable future, there is no assurance as to when or if we will be able to achieve our projections. Our future cash flows from operations, combined with our accessibility to cash and credit, may not be sufficient to allow us to finance ongoing operations or to make required investments for future growth. We may need to seek additional credit or access capital markets for additional funds. There is no assurance that we would be successful in this regard.

Our practice of pre-selling projects may expose us to substantial liabilities.

It is common practice by property developers in China, including us, to pre-sell properties (while still under construction), which involves certain risks. For example, we may fail to complete a property development that may have been fully or partially pre-sold, which would leave us liable to purchasers of pre-sold units for losses suffered by them without adequate resources to pay the liability if funds have been used on the project. In addition, if a pre-sold property development is not completed on time, the purchasers of pre-sold units may be entitled to compensation for late delivery. If the delay extends beyond a certain period, the purchasers may be entitled to terminate the pre-sale agreement and pursue a claim for damages that exceeds the amount paid and our ability to recoup the resulting liability from future sales.

We may not be able to successfully execute our strategy of expanding into new geographical markets in China, which could have a material adverse effect on our business and results of operations.

We plan to continue to expand our business into new geographical areas in China. Since China is a large and diverse market, consumer trends and demands may vary significantly by region and our experience in the markets in which we currently operate may not be applicable in other parts of China. As a result, we may not be able to leverage our experience to expand into other parts of China. When we enter new markets, we may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. Therefore, we may not be able to grow our sales in the new cities we enter due intense competitive pressures and or the substantial costs involved.

We are dependent on third-party subcontractors, manufacturers, and distributors for all architecture, engineering and construction services, and construction materials. A discontinued supply of such services and materials will adversely affect our projects.

We are dependent on third-party subcontractors, manufacturers, and distributors for all architecture, engineering and construction services, and construction materials. Substantially all of our project construction work is outsourced to Chongqing Ruina Real Estate Construction Company, a third party contractor (“Ruina”). Ruina conducted 77.9% of the total construction work on Jinshin Liyuan Phase I, Phase II and Phase III for the year ended June 30, 2010 and 98.3% of the total construction work on Jinshan Liyuan Phase II and Phase II for the three months ended September 30, 2010. A discontinued supply of such services will adversely affect our construction projects and the success of the Company.

We are subject to extensive government regulation that could cause us to incur significant liabilities or restrict our business activities.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances and impact and other fees and taxes, that may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant us necessary licenses, permits, and approvals could have an adverse effect on our operations.

We depend on the availability of additional human resources for future growth.

We are currently experiencing a period of significant growth in our sales volume. We believe that continued expansion is essential for us to remain competitive and to capitalize on the growth potential of our business. Such expansion may place a significant strain on our management and operations and financial resources. As our operations continue to grow, we will have to continually improve our management, operational, and financial systems, procedures and controls, and other resources infrastructure, and expand our workforce. There can be no assurance that our existing or future management, operating and financial systems, procedures, and controls will be adequate to support our operations, or that we will be able to recruit, retain, and motivate our employees. Further, there can be no assurance that we will be able to establish, develop, or maintain the business relationships beneficial to our operations, or to do so or to implement any of the above activities in a timely manner. Failure to manage our growth effectively could have a material adverse effect on our business and the results of our operations and financial condition.

We may be adversely affected by the fluctuation in raw material prices and selling prices of our products.

The land and raw materials used in our projects have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future price fluctuations or pricing control. The land and raw materials used in our projects may experience price volatility caused by events such as market fluctuations or changes in governmental programs. The market price of land and raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. These price changes may ultimately result in increases in the selling prices of our products, and may, in turn, adversely affect our sales volume, sales, operating income, and net income.

We face intense competition from other real estate developers.

The property industry in the PRC is highly competitive. In the tier II city we focus on, Chongqing, local and regional property developers are our major competitors, and an increasing number of large state-owned and private national property developers have started entering these markets. Many of our competitors, especially the state-owned and private national property developers, are well capitalized and have greater financial, marketing, and other resources than we have. Some also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets. In addition, the PRC government’s recent measures designed to reduce land supply further increased competition for land among property developers.

Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new property developments will be approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than we are may be more competitive in acquiring land through the auction process. If we cannot respond to changes in market conditions as promptly and effectively as our competitors, or effectively compete for land acquisition through the auction systems and acquire other factors of production, our business and financial condition will be adversely affected.

In addition, risk of property over-supply is increasing in parts of China, where property investment, trading and speculation have become overly active. We are exposed to the risk that in the event of actual or perceived over-supply, property prices may fall drastically, and our revenue and profitability will be adversely affected.

We could be adversely affected by the occurrence of natural disasters.

From time to time, our developed sites may experience strong winds, storms, flooding and earth quakes. Natural disasters could impede operations, damage infrastructure necessary to our constructions and operations. The occurrence of natural disasters could adversely affect our business, the results of our operations, prospects and financial condition.

We have limited insurance coverage against damages or loss we might suffer.

The insurance industry in China is still in an early stage of development and business interruption insurance available in China offers limited coverage compared to that offered in many developed countries. We carry insurance for potential liabilities related to our vehicles, but we do not carry business interruption insurance and therefore any business disruption or natural disaster could result in substantial damages or losses to us. In addition, there are certain types of losses (such as losses from forces of nature) that are generally not insured because either they are uninsurable or insurance cannot be obtained on commercially reasonable terms. Should an uninsured loss or a loss in excess of insured limits occur, our business could be materially adversely affected. If we were to suffer any losses or damages to our properties, our business, financial condition and results of operations would be materially and adversely affected.

Our operating subsidiaries must comply with environmental protection laws that could adversely affect our profitability.

We are required to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Some of these regulations govern the level of fees payable to government entities providing environmental protection services and the prescribed standards relating to construction. Although our construction technologies allow us to efficiently control the level of pollution resulting from our construction process, due to the nature of our business, wastes are unavoidably generated in the processes. If we fail to comply with any of these environmental laws and regulations in the PRC, depending on the types and seriousness of the violation, we may be subject to, among other things, warning from relevant authorities, imposition of fines, specific performance and/or criminal liability, forfeiture of profits made, or an order to close down our business operations and suspension of relevant permits.

Our business depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior executives and other key employees. In particular, we rely on the expertise and experience of Mr. Xia, our Chairman, Chief Executive Officer, President, Chief Financial Officer and Secretary. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

We do not have independent directors serving on our board of directors, which could present the potential for conflicts of interest.

On the tenth day following the date we mail the Information Statement to our shareholders, we will not have independent directors serving on our board of directors.  In the absence of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof.  This could present the potential for a conflict of interest between us and our shareholders, generally, and the controlling officers, shareholders or directors.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud.  We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls.  We will be required to document and assess our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly.  In addition, we will incur additional costs associated with our public company reporting requirements.  We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

.	level of government involvement in the economy;

.	control of foreign exchange;

.	methods of allocating resources;

.	balance of payments position;

.	international trade restrictions; and

.	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance and the lack of a flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

Substantially all of our assets are located outside of the United States and all of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, all of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

Substantially all of our sales will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of shares of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although PBOC regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries' ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our sales are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire "control" over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident's funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV's affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have asked Mr. Xia , who is a PRC resident as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with his equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that he can obtain the above SAFE registrations required by Circular 75 and Notice 106. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

In addition, our shareholders, who are PRC residents as defined in Circular 75, may not always be able to complete the necessary registration procedures required by Circular 75 and Notice 106. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75 and Notice 106, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of Dahua constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the 2006 M&A Rules, any Round-trip Investment must be approved by MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

Dahua was formed by Xinggen Zhao, a citizen of the United States, and Mr. Xia, a citizen of the PRC, as business corporation organized under the laws of the British Virgin Islands.  Mr. Xia initially owned 85% of the outstanding equity interests in Dahua with Mr. Zhao owning the remaining 15%.  Mr. Xia acquired all of Mr. Zhao’s interests in Dahua immediately prior to the consummation of the share exchange.  In September 2010, Mr. Zhao incorporated HYG, a limited liability company organized under the laws of the HKSAR.  Subsequently, HYG formed a wholly-owned subsidiary, Difa, as a wholly-owned foreign enterprise under the laws of the People’s Republic of China.  In November 2010, Dahua purchased all of the interests held by Mr. Zhao in HYG, thereby making HYG a wholly-owned subsidiary of Dahua.  Also in November 2010, Difa entered into several agreements with Zhongbao pursuant to which Zhongbao can consolidate its financial statements with Difa.  These agreements include a Business Operation Agreement, Exclusive Managerial Consulting Services Agreement, Voting Proxy Agreement, Exclusive Acquiring Letter and Equity Pledge Agreement.  Mr. Xia and Ms. Fei are the sole shareholders of Zhongbao.  The PRC regulatory authorities may take the view that these transactions and the Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of the transactions, Mr. Xia became majority owner and effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiaries.  If the PRC regulatory authorities take this view, we cannot assure you we may be able to obtain the approval required from MOFCOM.  It is also possible that the PRC regulatory authorities could invalidate our acquisition and ownership of our Chinese subsidiaries, and that these transactions require the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained.

We believe that if these regulatory actions occur, we may be able to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiaries. But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiaries’ business than if the Company had direct ownership of our Chinese subsidiaries. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiaries, our business and financial performance will be materially adversely affected.

Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a New Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the recent circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries.

Therefore, although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.

In addition, under the New EIT law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates , or Notice 112, which was issued on January 29, 2008, the  Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion , or the Double Taxation Arrangement (Hong Kong), which became effective on December 8, 2006, and the  Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties , or Notice 601, which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Double Taxation Arrangement (Hong Kong). Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of the PRC subsidiary. We are actively monitoring the proposed withholding tax and are evaluating appropriate organizational changes to minimize the effect on corresponding tax.

Dividends declared and paid from before January 1, 2008 on distributable profits are grandfathered under the New EIT Law and are not subject to withholding tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our funds are held in banks in uninsured PRC bank accounts, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK GENERALLY

No market currently exists for the trading of our securities and no market may ever develop. Accordingly, you may not have any means of trading shares of our common stock.

A market does not presently exist for our securities and no assurance can be given that a market will ever develop. Consequently, you may not be able to liquidate your investment in our securities for an emergency or at any time, and the securities will not be readily acceptable as collateral for loans. Although we will endeavor to establish a trading market for our securities in the future, no assurance can be given as to the timing of this event or whether the market, if established, will be sufficiently liquid to enable an investor to liquidate his investment in us.

Because we are becoming public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Since we became public through a “reverse merger,” the newly-issued common shares issued in connection with the “reverse merger” and any future financing arrangements, including, but not limited to, private placements, are restricted shares.  As a result, our common stock will continue to be very thinly traded after the reverse merger, until a considerable number of such shares are registered in an effective registration statement or become sellable under Rule 144.  Therefore, securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of us in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If shares of our common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that shares of our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if shares of our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on shares of our common stock. Accordingly, investors must be prepared to rely on sales of their ordinary shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase shares of our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We may be classified as a passive foreign investment company, which could result in adverse United States federal income tax consequences to U.S. shareholders.

We do not currently expect to be classified as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for our taxable year ending June 30, 2011. This expectation is based, in part, on our estimates of the fair market value of our assets (including goodwill). However, the PFIC test is an annual test that, as discussed below, depends upon the composition of our gross income for the year and the percentage, based on a quarterly average for the year, of our gross assets that constitutes “passive” assets. Accordingly, it is not possible to determine whether we will not be classified as a PFIC for our tax year ending June 30, 2011 until after the year has ended. In addition, even if we are not classified as a PFIC for our taxable year ending June 30, 2011, because the PFIC test is annual, we cannot assure you that we will not be a PFIC for any following tax year. Our special U.S. counsel expresses no opinion with respect to our expectations contained in this paragraph.

A non-U.S. corporation is considered to be a PFIC for any taxable year if either: (1) at least 75% of its gross income is passive income, or; (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during the taxable year) is attributable to assets that produce or are held for the production of passive income.

We will be treated as owning our proportionate share of the gross assets and earning our proportionate share of the gross income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. Subject to various exceptions, passive income generally includes dividends, interest, rents, royalties and gains from the disposition of assets that produce or are held for the production of passive income.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In addition, the composition of our income and assets will be affected by, among other factors, how, and how quickly, we spend the cash we raised in our recent private placement. If we are a PFIC for any year during which you hold ordinary shares or any other equity interest in the Company, then you generally will continue to be treated as owning ordinary shares in a PFIC for all succeeding years during which you hold ordinary shares even if we do not satisfy the PFIC income or assets test for any particular succeeding taxable year. However, if we cease to satisfy the PFIC income and assets test for a particular succeeding taxable year, you may be able to avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares.

If we are a PFIC for any taxable year during which you hold ordinary shares, dividends paid by us to you that year and the following year will not be eligible for the reduced rate of taxation applicable to non-corporate U.S. holders, including individuals. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income. Additionally, you will be subject to special tax rules with respect to any “excess distributions” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless a “mark-to-market” election is timely made, as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares and any gain from a sale or other disposition (including certain pledges) will generally be treated as an excess distribution. Under these special tax rules:

.	the excess distribution will be allocated ratably over your holding period for the ordinary shares,

.	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in your holding period in which we became a PFIC, will be treated as ordinary income, and

.
the amount allocated to each other year will be subject to the highest applicable tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital gains, even if you hold the ordinary shares as capital assets.

If we are a PFIC, you may be subject to the adverse tax consequences described above with respect to the shares of any of our subsidiaries that are also PFICs. You should consult your tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If the Company is classified as a PFIC, a U.S. holder may generally elect out of the treatment described above by making a timely mark-to-market election if shares of our common stock meet certain regular trading requirements. However, it should be noted that in such a case, because a mark-to-market election cannot be made for equity interests in lower-tier PFICs that we may be treated as owning, a U.S. holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interests in a PFIC for U.S. federal income tax purposes. U.S. holders should consult their tax advisors on the availability and advisability of a mark-to-market election in the event that we are classified as a PFIC. It should be noted that we do not currently intend to prepare or provide the information that would enable you to make a “qualified electing fund” election in the event that we were classified as a PFIC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive summary

We are one of the largest real estate developers based in Chongqing, located in southwestern China. We conduct substantially all of our business through Zhongbao. All of our businesses are conducted in mainland China.  Since the initiation of our business in September, 2001, we have kept focusing on expanding our business in certain tier II cities in China which we strategically selected based on a set of criteria.  Our selection criteria include population and urbanization growth rate, general economic condition and growth rate, income and purchasing power of resident consumers, anticipated demand for private residential properties, availability of future land supply and land prices and governmental urban planning and development policies.  We utilize a standardized and scalable model that emphasizes rapid asset turnover, efficient capital management and strict cost control.  We are currently a rapid growing real estate property developer in Chongqing, China.  Our major competitors include Duo-Li Real Estate Development Co., Ltd and Zhongqing Ju-Feng Real Estate Development Co., Ltd.  To date, we have completed the Phase I of our Jinshan Liyuan project  located in Nanchcuan City, Chongqing.  Starting 2011, we will expand our business into the city of Xi’an, Shaanxi Province and expect to benefit from rising residential housing demand as a result of increasing income levels of consumers and growing populations.

We intend to continue our expansion into additional selected tier II cities and regions as suitable opportunities arise. We will expand to more selected target tier II cities including cities in Shaanxi Province and other districts within Chongqing which we are surveying for expansion in the near future.  We will also expand into more selected areas of real estate businesses, such as real estate management, as part of our expansion plan.

Results of Operations for the years ended June 30, 2010 and 2009

The following table presents an overview of our results of operations for the years ended June 30, 2010 and 2009.

			Increase
	2010	2009	(decrease)

Total revenue	24,672,599	12,804,684	11,867,915

Total cost of revenue	12,308,607	7,878,687	4,429,920

Gross profit	12,363,992	4,925,997	7,437,995
Operating expenses
Selling and distribution	846,070	426,389	419,681
General and administrative	1,398,202	991,008	407,194
Total operating expenses	2,244,272	1,417,397	826,875

Income from operations	10,119,720	3,508,600	6,611,120

Other expenses	(253,673)	(415,758)	162,085

Income before income taxes	9,866,047	3,092,842	6,773,205

Income taxes	2,466,512	773,210	1,693,302

Net income	7,399,535	2,319,632	5,097,903

Revenues:

The following table sets forth the breakdown of our revenue for the year ended June 30, 2010 and 2009, respectively:

	2010		2009
	USD	%	USD	%
Real estate sales	24,158,209	97.92	12,334,842	96.33
Real estate lease income	514,390	2.08	469,842	3.67
Total revenue	24,672,559	100.0%	12,804,684	100.0%

We derived our revenues predominantly from sales of our residential real estate properties.  For the years ended June 30, 2010 and 2009, revenues from sales of our residential real estate properties were $24,158,209 and $12,334,842, respectively representing an increase of $11,823,367 or 96% during the fiscal year ended June 30, 2010.  The increase was primarily due to the higher sales volume as a result of an increasing numbers of new comers moving in who needed to buy residential properties that occurred in the fiscal year ended June 30, 2010.  To be specific, the increase in our revenue from sales of our residential and commercial units was attributable to the following reasons:

(1)
We started to develop Jinshan Liyuan Project in 2008, and as of June 30, 2009, the project was still under a development stage with relatively low brand name which led to lower amount of sales revenue.  For the year ended June 30, 2010, as the project progressed toward maturity, we strengthened our sales and marketing campaign which helped to enhance our brand name and increase our sales.

(2)	The increase in local residents’ disposal income has stimulated the great market demand for new residential units in China’s Tier 2 and Tier 3 cities, where the Company is competing and focusing.

(3)
For the year ended June 30, 2010, the $11.8 million increase in our sales of real estate property to a wider range of buyers was mainly attributable to an increase in both sales price and number of units sold in our project. For the year ended June 30, 2009, only 54,429 square meters from 612 units of residential and commercial property have been sold to buyers at an average selling price of $235.2 per square meter; however, for the year ended June 30, 2010, 92,172 square meters from 949 units of residential and commercial property have been sold to buyers with an average selling price of $267.7 per square meter. As a result, for the year ended June 30, 2010, unit selling price increased 13.8%, total unit sold increased 55.1% and total areas sold increased 69.3% when compared with prior period.

In addition to revenue from sales of real estate property, we also generate some rental income from real state property held for lease. We develop and hold some real estate property, primarily commercial space and basement car parking lots, and rent these properties to outside parties to generate rental income. Our real estate properties held for lease are recorded at cost less accumulated depreciation. The following table sets forth the balance of real estate properties held for lease as of June 30, 2010 and 2009:

	June 30, 2010	June 30, 2009
	US$	US$
Office and commercial spaces	6,905,908	6,868,402
Basement parking spaces	2,422,619	2,409,461
Total costs	9,328,527	9,277,863
Less: accumulated depreciation	(1,259,351)	(835,008)

Real estate properties held for lease, net	8,069,176	8,442,855

We expect to see a trend of growing sales for our residential properties resulting from the growing population, stronger urbanization growth rate, improving general economic condition and growth rate, higher income and stronger purchasing power of resident consumers in the city of Chongqing.  We believe the increased revenues in 2010 reflect our ability to capitalize on our financial and operational strengths and provide evidence of our capability of future expansion of our business.

Cost of Revenues:

The following table presents a breakdown of our cost of revenue of real estate business for the years ended June 30, 2010 and June 30, 2009.

	2010	2009
	USD	USD

Cost of Real Estate Sales	11,890,619	7,461,183

Cost of Real Estate Leases	417,988	417,504

Total	12,308,607	7,878,687

Cost of real estate sales: Our cost of real estate sales consists primarily of costs associated with land use rights and construction costs. Cost of sales are capitalized and allocated to development projects using the specific identification method. Costs are allocated to specific units within a project based on the ratio of the sales area of units to the estimated total sales area of the project or phase of the project times the total cost of the project or phase of the project.

The following table sets forth the breakdown of the costs of real estate sales for the years ended June 30, 2010 and 2009, respectively:

	June 30, 2010	June 30, 2009
	US$	US$
Land use right costs	2,838,018	1,760,591
Direct construction cost	7,641,459	4,748,537
Au Auxiliary facility cost	549,066	346,425
Other costs	862,076	605,630
Total Cost of real estate sales	11,890,619	7,461,183

Land use rights costs.  Costs for land use rights have increased in the past few years due to rising property prices in Chongqing and competition from other bidders at government land auctions.  Land use rights costs include the land premium we pay to acquire land use rights for our property development sites, plus taxes. Our land use rights costs vary for different projects according to the size and location of the site and the minimum land premium set for the site, all of which are influenced by government policies, as well as prevailing market conditions. Our land use rights costs for the year ended June 30, 2010 was $2,838,018, representing an increase of $1,077,427 or 61.2% compared to that of the year ended June 30, 2009.  The increase was mainly due to the increase in sales in terms of square footage for the year ended June 30, 2010.

Construction costs.  We outsource the construction of all of our projects to third party contractors, whom we select through a competitive tender process. Our construction contracts provide a fixed payment which covers substantially all labor, materials, equipment costs, subject to adjustments for some types of excess, such as design changes during construction or changes in government-suggested steel prices. Our construction costs consist primarily of the payments to our third-party contractors, which are paid over the construction period based on specified milestones. In addition, we purchase and supply a limited range of fittings and equipment, including elevators, window frames and door frames. Our construction costs for the year ended June 30, 2010 is $7,641,459 as compared to $4,748,537 for the year ended June 30, 2009, representing an increase of $2,892,922 or 60.9% as compared to that of the year ended June 30, 2009.  The increase corresponds to the increased sales of our residential and commercial property which required more construction cost be transferred out from the total construction pool and allocated to the property sold as discussed above.

Cost of real estate leases: Our cost of real estate leases consists primarily of depreciation cost of real estate property held for lease , maintenance, repairs and minor renewals.

Gross Profit:

The following table presents the gross profit of our businesses for the years ended June 30, 2010 and 2009:

	2010		2009
	Gross	Gross	Gross	Gross
Project	Profit	Margin	Profit	Margin
	USD	%	USD	%

Real estate property sales - Jinshan Liyuan	12,267,590	50.8%	4,873,659	39.51%

Rental property	96,402	18.7%	52,338	11.1%

Total gross profit	12,363,992	50.1%	4,925,997	38.5%

Gross profit from our real estate business increased by $7,437,995 or 151% to $12,363,992 for year ended June 30, 2010 from $4,925,997 for the year ended June 30, 2009.  The increase was a primary result from cumulative effect in terms of sales volume.  The gross margin of our real estate business is normally in the range from 30% to 55%. The gross margin of our real estate business increased from 38.5% for the year ended June 30, 2009 to 50.1% for the year ended June 30, 2010.  The increase of gross margin was principally attributed to higher percentage increase in sales than that in costs for the year ended June 30, 2010.

Operating Expenses:

Selling and distribution expenses.  Our selling and distribution expenses include salaries, general administration expenses , advertising expenses, commission expenses and travel expenses.  Total selling and distribution expenses for our real estate business increased from $426,389 for the year ended June 30, 2009 to $846,070 for the year ended June 30, 2010. We outsourced our sales and marketing activities to third party and are required to pay sales commission based on the sales volume and actual cash collection from the sales of our real estate property.  The increase in our selling and distribution expense was primarily due to the $475,189 increase in the sales commission paid to third party.

General and administrative expenses.  For the year ended June 30, 2010, our general and administrative expenses were $1,398,202, representing an increase of $407,194 or 41%, as compared to that for the year ended June 30, 2009.  The increase was primarily a result of $310,159 increase in consulting fee, such as legal and accounting fees, in order to support our going public efforts in the United States, which accounted for 76.2% of the total increase.  The increase in general and administration expenses in the current year was also a result of increased salaries and bonus in response to the increased sales.

We expect that our general and administrative expenses will increase as we expand our business and operations.  In addition, as a result of going public, we will be subsequently subject to the rules and regulations of the United States securities laws as well as corporate governance and internal controls.  Therefore, we expect to incur more cost by hiring qualified professionals who are knowledgeable about US accounting and capital market.  Our general and administrative expense may also increase due to our need for more personnel as our business continues to grow.

Interest Expenses

Net interest expense decreased when comparing June 30, 2010 and June 30, 2009, primarily because of the higher interest rate on short-term borrowings in 2009. We had several short-term loans from PRC banks and some other financial institutions in 2009, these short-term loans required higher interest rate and accordingly we incurred higher amount of interest expense. We repaid all short-term borrowings by early 2010 and the only loans as of June 30, 2010 was a long-term bank loan with China Industrial and Commercial Bank which specified a lower interest rate due to the long-term nature of these loans.  To be specific, the average monthly interest rate for 2009 loans was 0.88% and for 2010 loans was 0.75%.  As a result, interest expense was lower in 2010.

Interest on borrowings amounted to $819,334, among which $590,169 has been capitalized because such interest was directly related to real estate construction. For the year ended June 30, 2009, total interest on borrowings amounted to $756,504, among which $355,952 has been capitalized. As a result, net interest expense decreased from $400,552 in 2009 to $229,165 in 2010.

Income Taxes

Our effective tax rate was 24.36% for the years ended June 30, 2010 and 0% for the year ended June 30, 2009, respectively.  The difference in the effective tax rates between the two years was the net operating loss carry-forward, which was primarily used up in the prior year.  Until December 31, 2007, foreign-owned companies enjoyed a 25% income tax rate while Chinese domestic companies were subject to a 33% income tax rate.  Effective January 1, 2008, China implemented a uniform income tax rate applicable to both foreign-owned companies and domestic companies, eliminating the difference in income tax.

Net Income:

We realized a net income of $7,399,535 for the year ended June 30, 2010, an increase of $5,079,903 or 219%, as compared to $2,319,632 for the year ended June 30, 2009.  The increase was in line with the increased sales volume for the respective periods.  We expect to experience ongoing positive trends in our financial performance to continue into the coming years.

Liquidity and Capital Resources:

Liquidity is defined as the ability to generate adequate amounts of cash to meet short-term and long-term cash needs.  Significant factors which could affect our liquidity include the following:

•	cash flows generated from operations;

•	the adequacy of available bank funds;

•	capital expenditures; and

•	the ability to attract long-term capital

Our principal sources of liquidity are our cash generated by operating activities, and borrowings from banks.  For the years ended June 30, 2010 and 2009, cash provided by operating activities were $7,808,178 and $1,307,910, respectively.  Cash provided by operations helped fund the purchase of fixed assets and acquisition of land of $7,735,390 and $3,182,264 for the years ended June 30, 2010 and 2009, respectively.   Cash provided by financing activities were $1,493,101 and $4,222,277 for the years ended June 30, 2010 and 2009, respectively.  As of June 30, 2010 and 2009, our balances of cash and cash equivalents were $5,248,059 and $3,655,484, respectively.  We have maintained good relationships with various local banks which will provide additional capital when we need it. We believe that our cash and cash equivalents, our operating cash flows and our available borrowing sources from banks will be sufficient to finance our working capital needs through at least the next fiscal year.

The following table presents selected cash flow data from our cash flow statements for the years ended June 2010 and 2009, respectively.

	2010	2009

Net cash provided by operating activities	$7,808,178	$1,307,910

Net cash used in investing activities	(7,735,390)	(3,182,264)

Net cash provided by financing activities	1,493,101	4,222,277

Effect of exchange rate changes on cash and cash equivalents	26,688	5,356

Net increase in cash and cash equivalents	1,592,575	2,353,278

Cash and cash equivalents, beginning of year	3,655,484	1,302,206

Cash and cash equivalents, end of year	$5,248,059	$3,655,484

Operating Activities

Net cash provided by operating activities for the year ended June 30, 2010 was $7,808,178, which was primarily due to (i) an increase of collections of $9,882,485 in customer deposits and (ii) an increase of $2,538,121 in taxes payable.  Net cash provided by operating activities for the year ended June 30, 2009 was $1,307, 910, which was mainly due to (i) an increase of $3,360,785 for real estate property development completed, (ii) a decrease of $1,208,368 for real estate property under development, respectively, and (iii) a decrease of $1,872,814 from customer deposits.

Investing Activities

Net cash used in investing activities was $7,735,390 for the year ended June 30, 2010, which was primarily attributable to our payments of $7,729,509 for deposits and prepayment for land and fixed assets.  Net cash used in investing activities was $3,182,264 for the year ended June 30, 2009, which was mainly due to payment of $4,996,380 for purchase of fixed assets, offset by a decrease of $1,814,116 to fixed assets from deposits and prepayment for land and fixed assets.

Financing activities

Net cash provided by financing activities was $1,493,101 for the year ended June 30, 2010, which was a combination of proceeds of $12,364,281 from long-term bank borrowings offset by repayment of $10,871,180 for short-term bank loans.  Net cash provided by investing activities was $4,222,277 for the year ended June 30, 2009, which represented proceeds from short-term bank loan.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material.

Inflation

Inflation and changing prices have not had a material effect on our business, and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in the Chinese economy and the real estate industry and continually maintain effective cost controls in operations.

Seasonality

Our operating results and operating cash flows historically have not been subject to dramatic seasonal variations, although there is an increase in advertising and selling expenses when we begin pre-sales of new projects under construction. New market opportunities or new project introductions could change any perceived patterns, seasonal or operational.

Results of Operations for the three months ended September 30, 2010 and 2009

The following table presents an overview of our results of operations for the three months ended September 30, 2010 and 2009.

	September 30,	September 30,	Increase
	2010	2009	(decrease)

Total revenue	4,571,728	6,714,363	(2,142,635)

Total cost of sales	1,766,162	3,500,301	(1,734,139)

Gross profit	2,805,566	3,214,062	(408,496)

Operating expenses
Selling and distribution expenses	255,826	63,709	192,117
General and administrative expenses	618,425	317,948	300,477
Total operating expenses	874,251	381,657	492,594

Operating income	1,931,315	2,832,405	(901,090)

Other expenses	(123,502)	(192,046)	68,544

Income before income taxes	1,807,813	2,640,359	(832,546)

Total income tax provisions	456,137	596,965	(140,828)

Net income	1,351,676	2,043,394	(691,718)

Revenues:

The following table sets forth the breakdown of our revenue for the quarter ended September 30, 2010 and 2009, respectively:

	2010		2009
	USD	%	USD	%
Real estate sales	4,446,549	97.3	6,591,265	98.2
Real estate lease income	125,179	2.7	123,098	1.8
Total revenue	4,571,728	100.0	6,714,363	100.0

We derived our revenues predominantly from sales of our residential real estate properties.  For the three months ended September 30, 2010 and 2009, revenues from sales of our residential real estate properties were $4,446,549 and $6,591,265, representing a decrease of $2,144,716 or 32.5%.  The decrease was primarily due to the decreased number of completed residential real estate properties sold during the current period. For the three months ended September 30, 2010, most of our Jinshan Liyuan Project Phase III is still under construction and is not ready to be delivered to the buyers, as a result, total number of units sold during this quarter was lower than in the same period of 2009.  For the three months ended September 30, 2010 and 2009, revenues from our real estate lease were $125,179 and $123,098, respectively.

Cost of Revenues:

The following table presents a breakdown of our cost of revenue of real estate business for the three months ended September 30, 2010 and 2009:

	September 30,		September 30,
	2010	%	2009	%
	(USD)		(USD)

Cost of real estate sales	1,660,789	94.0	3,395,847	97.0

Cost of real estate lease	105,373	6.0	104,454	3.0

Total	1,766,162	100.0	3,500,301	100.0

Cost of real estate sales: Our cost of real estate sales consists primarily of costs associated with land use rights and construction costs. Cost of sales are capitalized and allocated to development projects using the specific identification method. Costs are allocated to specific units within a project based on the ratio of the sales area of units to the estimated total sales area of the project or phase of the project times the total cost of the project or phase of the project.

The following table sets forth the breakdown of the costs of real estate sales for the three months ended September 30, 2010 and 2009, respectively:

	2010	2009
	US$	US$
Land use right costs	417,240	826,735
Direct construction cost	1,128,181	2,229,810
Au Auxiliary facility cost	40,610	162,674
Other costs	74,757	176,628
Total Cost of real estate sales	1,660,789	3,395,847

Land use rights costs.  Costs for land use rights have increased in the past few years due to rising property prices in Chongqing and competition from other bidders at government land auctions. Land use rights costs include the land premium we pay to acquire land use rights for our property development sites, plus taxes. Our land use rights costs vary for different projects according to the size and location of the site and the minimum land premium set for the site, all of which are influenced by government policies, as well as prevailing market conditions. Our land use rights costs for the three months ended September 30, 2010 is $417,241, representing a decrease of $409,494 or 49.5% compared to that of the three months ended September 30, 2009. The decrease corresponds to the decrease in sales for the three months ended September 30, 2010.

Construction costs.  We outsource the construction of all of our projects to third party contractors, whom we select through a competitive tender process. Our construction contracts provide a fixed payment which covers substantially all labor, materials, equipment costs, subject to adjustments for some types of excess, such as design changes during construction or changes in government-suggested steel prices. Our construction costs consist primarily of the payments to our third-party contractors, which are paid over the construction period based on specified milestones. In addition, we purchase and supply a limited range of fittings and equipment, including elevators, window frames and door frames. Our construction costs for the three months ended September 30, 2010 is $1,128,181, representing a decrease of $1,101,631 or 49.4% as compared to that of the three months ended September 30, 2009. The decrease corresponds to the decrease in sales for the three months ended September 30, 2010.

Cost of real estate lease: Our cost of real estate lease consists primarily of maintenance, repairs and minor renewals.

Gross Profit:

The following table presents the gross profit of our businesses for the three months ended September 30, 2010 and 2009:

	September 30		September 30
	2010		2009
	Gross	Gross	Gross	Gross
	profit	margin	profit	margin
Project	USD	%	USD	%

Jinshan Liyuan	2,785,760	62.60%	3,195,418	48.48%

Rental property	19,806	15.80%	18,644	15.15%

Total gross profit	2,805,566	61.30%	3,214,062	47.87%

Gross profit from our real estate business decreased by $408,496 or 12.7% to $2,805,566 for three months September 30, 2010 from $3,214,062 for the three months ended September 30, 2009.  The decrease was primary a result decreased sales for the current period.  The gross margin of our real estate business is normally in the range from 30% to 55%.  The gross margin of our real estate business increased from 47.87% for the three months ended September 30, 2009 to 61.3% for the three months ended September 30, 2010.  The increase of gross margin was principally attributed to lower construction costs at bulk purchase.

Operating Expenses:

Selling and distribution expenses. Our selling and distribution expenses include salaries, general administration expenses, advertising expenses, commission expenses and travel expenses.  Total selling and distribution expenses for our real estate business increased from $63,709 for the three months ended September 30, 2009 to $255,826 for the three months ended September 30, 2010. We outsourced our sales and marketing activities to third party and are required to pay sales commission based on the sales volume and actual cash collection from the sales of our real estate property. The increase was primarily due to the $172,644 increase in the commission expenses.  Commission expenses are calculated based on the sales volume being above certain target threshold.  Another increase was the advertising expenses that relate to the promotion of our new completed residential buildings in 2010, advertising expense increased $22,321 for the three months ended September 30, 2010 as compared to the prior comparative period.

General and administrative expenses. For the three months ended September 30, 2010, our general and administrative expenses were $618,425, representing an increase of $300,477 or 94.5%, as compared to that for the three months ended September 30, 2009. The increase was primarily a result of: (1) $137,016 increase in consulting and legal fees to prepare for going public in the U.S.; (2) $64,380 increase in depreciation expense for the three months ended September 30,2010 because some new machine and equipment have been purchased and accordingly depreciation expense was higher than that in the prior comparative period; and (3) $26,764 increase in stamp taxes paid to relevant tax authority.  In addition to the above, we also incurred some general and administrative expense for establishing our subsidiary Chongqing Weitai Real Estate Development Co., Ltd for during the three months ended September 30, 2010.

We expect that our general and administrative expenses will increase as we expand our business and operations.  In addition, as a result of going public, we will be subsequently subject to the rules and regulations of the United States securities laws as well as corporate governance and internal controls.  Therefore, we expect to incur more cost by hiring qualified professionals who are knowledgeable about US accounting and capital market.  Our general and administrative expense may also increase due to our need for more personnel as our business continues to grow.

Interest Expenses

For the three months ended September 30, 2010, we incurred interest on borrowings for $322,318, representing a decrease of $36,023 or 10%, as compared to that for the three months ended September 30, 2009. Interest expense for the three months ended September 30, 2009 was higher because we borrowed some short-term loans from banks and other financial institutions which normally require higher interest rate for short-term borrowings. We repaid the short-term borrowings upon maturity in early 2010.  For the three months ended September 30, 2010, our only bank loans were long-term bank loans which have lower interest rates. In addition, the primary purpose of these long-term bank loans is for the development and construction of our real estate property and, as a result, related interest expense is capitalized.  $207,696 of the interest incurred for the three months ended September 30, 2010 was capitalized, leaving the interest expense for the current period to be $114,622.

Net Income:

We realized a net income of $1,351,676 for the three months ended September 30, 2010, a decrease of $691,717 or 33.9%, as compared to $2,043,395 for the three months ended September 30, 2009.  The decrease was due mainly to $408,496 decrease in gross profit and $492,594  increase in operating expenses.

Liquidity and Capital Resources:

Our principal sources of liquidity are our cash generated by operating activities, cash and cash equivalents, and borrowings from banks.  For the three months ended September 30, 2010, net cash used in operating activities amounted to $4,066,114, and for the same period of 2009, net cash provided by operating activities were $4,560,705.  For the three months ended September 30, 2010, net cash provided by financing activities were $2,322,030 and for the same period of 2009, net cash used in financing activities amounted to $6,541,738. As of September 30, 2010 and June 30, 2010, our reported cash and cash equivalents on the balance sheet was $3,494,940 and $5,248,059, respectively.  We have maintained good relationships with various local banks which will provide additional capital when we need it. We believe that our cash and cash equivalents, our operating cash flows and our available borrowing sources from banks will be sufficient to finance our working capital needs through at least the next fiscal year.

The following table presents selected cash flow data from our cash flow statements for the three months ended September 2010 and 2009, respectively.

	2010	2009

Net cash provided by (used in) operating activities	$(4,066,114)	$4,560,705

Net cash used in investing activities	(72,435)	(1,481)

Net cash provided by (used in) financing activities	2,322,030	(6,541,738)

Effect of exchange rate changes on cash and cash equivalents	63,400	3,773

Net decrease in cash and cash equivalents	(1,753,119)	(1,978,740)

Cash and cash equivalents, beginning of year	5,248,059	3,655,484

Cash and cash equivalents, end of year	$3,494,940	$1,676,743

Operating Activities

Net cash used in operating activities for the three months ended September 30, 2010 was $4,066,114, which was primarily due to a decrease of: (i) real estate property under development of $11,588,303 and (ii) other payables of $765,463, offset by an increase of  advance to vendors of $3,885,286 and $2,823,441 from customer deposits.  Net cash provided by operating activities for the three months ended September 30, 2009 was $4,560,705, which was mainly due to an increase of $9,190,443 for real estate property under development and $7,119,284 for other payables, offset by a decrease of $5,148,055 from real estate property development completed, $4,771,011 from advances to vendors, and $3,374,608 from accounts payable.

Investing Activities

Net cash used in investing activities was $72,435 for the three months ended September 30, 2010, which was attributable to our purchase of fixed assets.  Net cash used in investing activities was $1,481 for the three months ended September 30, 2009, which was attributable to our purchase of fixed assets.

Financing activities

Net cash provided by financing activities was $2,322,030 for the three months ended September 30, 2010, which were proceeds from long-term bank borrowings.  Net cash used in financing activities was $6,541,738 for the three months ended September 30, 2009, which represented repayment of short-term bank loan.

Obligations Under Material Contracts

The table below shows our contractual obligations as of September 30, 2010.

U.S. Dollars (in millions)	Payments Due by Period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years
Long-term debt obligations	$14.97	$-	$14.97	$-	$-
Interest expense obligations for outstanding debt	-	-	-	-	-
Other obligations	-	-	-	-	-
Total	$14.97	$-	$14.97	$-	$-

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material.

Inflation

Inflation and changing prices have not had a material effect on our business, and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in the Chinese economy and the real estate industry and continually maintain effective cost controls in operations.

Seasonality

Our operating results and operating cash flows historically have not been subject to dramatic seasonal variations, although there is an increase in advertising and selling expenses when we begin pre-sales of new projects under construction. New market opportunities or new project introductions could change any perceived patterns, seasonal or operational.

Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Revenue recognition

Real estate sales are reported in accordance with the Accounting Standards Codification (“ASC”) guidance “Accounting for Sales of Real Estate”.

Revenue from the sales of development properties is recognized by the full accrual method at the time of the closing of an individual unit sale.  This occurs when title to or possession of the property is transferred to the buyer. A sale is not considered consummated until (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed, (e) the seller does not have substantial continuing involvement with the property, and (f) the usual risks and rewards of ownership have been transferred to the buyer.  Further, the buyer’s initial and continuing investment is adequate to demonstrate a commitment to pay for the property, and the buyer’s receivable, if any, is not subject to future subordination.  Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method in which all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Real estate lease income is recognized on a straight-line basis over the terms of the tenancy agreements. Business tax of 5% and depreciation cost of the property are recorded as the cost of rental income.

Foreign currency translation

The Company's consolidated financial statements are presented in US dollars. In accordance with ASC 830, "Foreign Currency Matters", an entity's functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment in which an entity primarily generates and expends cash. Since substantially all operations of the Company are conducted in the PRC, the functional currency of the Company is Renminbi ("RMB"), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People's Bank of China prevailing at the dates of the transactions. The consolidated financial statements of the Company have been translated into U.S. dollars. The financial statements are first prepared in RMB and then are translated into U.S. dollars at year-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders' equity.

	June 30, 2010	June 30, 2009

Year end exchange rate (RMB : US$)	6.7886	6.8259
Average exchange rate for the year (RMB : US$)	6.8180	6.8359

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

Real estate property development completed and under development

Real estate property consists of finished residential unit sites completed and residential unit sites under development.  The Company leases land for the residential unit sites under land use right leases with various terms from the government of China.  Real estate property development completed and real estate property under development are stated at the lower of cost or fair value.

Expenditure for land development, including cost of land use rights, deed tax, pre-development costs, and engineering costs, exclusive of depreciation, are capitalized and allocated to development projects by the specific identification method.  Costs are allocated to specific units within a project based on the ratio of the sales area of units to the estimated total sales area times the total project costs.

Costs of amenities transferred to buyers are allocated as common costs of the project that are allocated to specific units as a component of total construction costs.  For amenities retained by the Company, costs in excess of the related fair value of the amenity are also treated as common costs.  Results of operations of amenities retained by the Company are included in current operating results.

In accordance with ASC 360 “Accounting for the Impairment or Disposal of Long-lived Assets, real estate property development completed and under development are subject to valuation adjustments when the carrying amount exceeds fair value. An impairment loss shall be recognized only if the carrying amounts of the assets is not recoverable and exceeds fair value.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated by the assets.

Management evaluates, on annual basis, the impairment of the Company’s real estate developments based on a community level.  Each community is assessed as an individual project.  The evaluation takes into account several factors including, but limited to, physical condition, inventory holding period, management’s plans for future operations, prevailing market prices for similar properties and projected cash flows.  No impairment losses were deemed to have occurred for the years ended June 30, 2010 and 2009, respectively.

Property , plant and equipment

Property , plant and equipment are stated at cost less accumulated depreciation and any impairment losses. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditures incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to expense account when incurred.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value. Estimated useful lives of the assets are as follows:

Buildings	20 years
Machinery and equipment	5 years
Vehicles	5 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the year occurred and is the difference between the net sales proceeds and the carrying amount of the relevant asset.  When property, plant and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the income statement.
Maintenance, repairs and minor renewals are charged directly to expense as occurred unless such expenditures extend the useful life or represent a betterment, in which case they are capitalized.

Advance to vendors

Advances to vendors consist of balances paid to contractors and vendors for services and materials that have not been provided or received and generally relate to the development and construction of residential units in the PRC.  Advances to vendors are reviewed periodically to determine whether their carrying value has become impaired.  The Company considers the assets to be impaired if the collectability of the services and materials become doubtful.

Real estate properties held for lease, net

Real estate properties held for lease are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the real estate properties held for lease are 20 years.  Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and improvements to the real estate properties held for lease are capitalized.

Capitalized interest

Capitalized interest is accounted for in accordance with ASC 835 “Interest”.

For loans to finance projects and provide for working capital, the Company charges the borrowing costs related to working capital loans to interest expense when incurred and capitalized interest costs related to project development as a component of the project costs.

The interest to be capitalized for a project is based on the amount of borrowings related specifically to such project.  Interest for any period is capitalized based on the amounts of accumulated expenditures and the interest rate of the loans.  Payments received from the pre-sales of unites in the project are deducted in the computation of the amount of accumulated expenditures during a period.  The interest capitalization period begins when expenditures have been incurred and activities necessary to prepare the asset (including administrative activities before construction) have begun, and ends when the project is substantially completed.  Interest capitalized is limited to the amount of interest incurred.

The interest rate used in determining the amount of interest capitalized is the weighted average rate applicable to the project-specific borrowings.  However, when accumulated expenditures exceed the principal amount of project-specific borrowings, the Company also capitalizes interest on borrowings that are not specifically related to the project, at a weighted average rate of such borrowings.

The Company’s significant judgments and estimates related to interest capitalization include the determination of the appropriate borrowing rates for the calculation, and the point at which capitalization is started and discontinued.  Changes in the rates used or the timing of the capitalization period may affect the balance of property under development and the costs of sales recorded.

Customer deposits

Customer deposits consist of amounts received from customers relating to the sale of residential units in the PRC.  In the PRC, customers will generally obtain permanent financing for the purchase of their residential unit prior to the completion of the project.  The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project.  The Company receives these funds and recognizes them as a current liability until the revenue can be recognized.

Property warranty

The Company provides customers with warranties which cover major defects of building structure and certain fittings and facilities of properties sold. The warranty period varies from two years to five years, depending on different property components the warranty covers. The Company constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to be incurred subsequent to the delivery of a property. Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Company constantly monitors the warranty reserve and makes adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Company may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Company also withholds up to 2% to 5% of the contract cost from sub-contractors for periods of two to five years. These amounts are included in current liabilities, and are only paid to the extent that there has been no warranty claim against the Company relating to the work performed or materials supplied by the subcontractors. For the years ended June 30, 2010 and 2009, the Company had not recognized any warranty liability or incurred any warranty costs in excess of the amount retained from subcontractors.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

We are exposed to interest rate risk primarily with respect to our short-term bank loans and long-term bank loans.  Although the interest rates, which are based on the banks’ prime rates with respect to our short-term loans, are fixed for the terms of the loans, the terms are typically three to twelve months for short-term bank loans and interest rates are subject to change upon renewal.  There were no material changes in interest rates for short-term bank loans renewed during the three months ended September 30, 2010.

A hypothetical 1.0% increase in the annual interest rates for all of our credit facilities under which we had outstanding borrowings as of September 30, 2010, would decrease net income before provision for income taxes by approximately $30,000 for the three months ended September 30, 2010.  Management monitors the banks’ prime rates in conjunction with our cash requirements to determine the appropriate level of debt balances relative to other sources of funds.  We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.

Foreign Exchange Risk

While our reporting currency is the U.S. Dollar, all of our consolidated sales and virtually all our consolidated costs and expenses are denominated in RMB.  All of our assets are denominated in RMB, except for a small portion of cash, which is denominated in U.S. dollars.  As a result, we are exposed to foreign exchange risk as our sales and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB.  If RMB depreciates against the U.S. Dollar, the value of our RMB sales, earnings and assets as expressed in our U.S. Dollar financial statements will decline.  Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates.  Any resulting translation adjustments are not included in determining net income but are included in determining other comprehensive income, a component of shareholders’ equity.  We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions.  Since July 2005, the RMB has not been pegged to the U.S. dollar.  Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar or Euro in the medium to long term.  Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in RMB exchange rate and lessen intervention in the foreign exchange market.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results.  Although we do not believe that inflation has had a material effect on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net sales if the selling prices of our products do not increase with these increased costs.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of February 11, 2011 (i) by each person who is known by us to beneficially own more than 5% of our voting securities; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 7 Minsheng Road, Yuzhong District, Chongqing, People’s Republic of China.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (3)

Haoji Xia	1,616,161	85%
Margret Wessels	-	-

All executive officers and directors as a group (2 persons)	1,616,161	85%

(1)	The address of each person is c/o Fitwayvitamins, Inc., No. 7 Minsheng Road, Yuzhong District, Chongqing, People’s Republic of China.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after February 11, 2011, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 1,901,366 shares of common stock outstanding on February 11, 2011. The shares of common stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them but are not deemed outstanding for the purpose of computing the percentage of any other person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who are the beneficial owners of more than 10% of any class of equity securities that are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of those equity securities.  The reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended June 30, 2010, we have determined that our former officers and directors were  not delinquent in filings Section 16 reports required to be filed by them during the year.  The Company believes that its current officers, directors and 10% shareholders will seek to comply timely with all reporting requirements under Section 16(a) of the Exchange Act.

CORPORATE GOVERNANCE

Director Independence

We currently do not have any independent directors.  However, our board will undertake to appoint independent directors within the meaning of applicable Nasdaq Listing Rules and the rules promulgated by the SEC.

Board Meetings and Annual Meeting

During 2010 fiscal year, our board of directors did not meet.  We did not hold an annual meeting in 2010.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.  However, our new management plans to form an audit, compensation and nominating committee in the near future.  The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls.  We intend that the audit committee will be comprised solely of independent directors and will have an audit committee financial expert as required by the rules and regulations of the SEC.

The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.  The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  Until these committees are established, these decisions will continue to be made by our board of directors.  Although our board of directors has not yet established any minimum qualifications for director candidates, when considering potential director candidates, our board of directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our board of directors.

We do not have a charter governing the nominating process.  The members of our board of directors, who perform the functions of a nominating committee, are not independent because they are also our officers.  There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.  Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure

Our board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our board of directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, Mr. Xia is serving as the Chairman of our board of directors, Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary and, as of the tenth day following the date we mail the Information Statement to our shareholders, will be our sole director.  Mr. Xia’s role is to oversee and manage the board of directors and its functions, including setting meeting agendas and running board meetings.  In this regard, Mr. Xia in his advisory and oversight roles is particularly focused on assisting senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Risk Oversight

Each of our directors has a responsibility to monitor and manage risks faced by the Company.  At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, including financial statements provided to them on monthly and quarterly basis, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Because risk oversight is a responsibility for each member of the board of directors, the board’s responsibility for risk oversight is not and will not be concentrated into a single committee.

Currently, the board of directors meets formally, as needed to discuss risks and monitor specific areas of our performance.  In addition, we strive to provide a board infrastructure that encourages directors to ask specific questions or raise concerns by allotting them sufficient time to do so at each meeting and providing them with sufficient amounts of time to review materials in advance of a meeting.

Going forward, we anticipate that oversight will be delegated, to a large degree, to the various board committees that we will establish with independent directors serving as committee chairmen. Committees will then meet formally, as needed, to discuss risks and monitor specific areas of the Company’s performance and report their findings to the full board of directors.

Shareholder Communications

Our board of directors does not currently provide a process for shareholders to send communications to our board of directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our common stock.  However, our new management will establish a process for shareholder communications in the near future.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The names, ages and positions of our executive officers and directors as of February 11, 2011, are as follows:

Name	Age	Position

Haoji Xia	48	Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary
Margret Wessels	70	Director(1)

(1)
Ms. Wessels, our former President, Chief Executive Officer, Chief Financial Officer and Secretary, has resigned from our board of directors, effective as of the tenth day following the date we mail the Information Statement to our shareholders.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows.  All of such persons joined our company in the same position that they held in Zhongbao at the closing of the share exchange transaction on February 11, 2011.

Haoji Xia founded Zhongbao in 2003 and became its Chairman.  From 1980 to 2002, Mr. Xia worked for various state administrative departments as a real estate planner.  In 2005, Mr. Xia was awarded “China Integrity Entrepreneur” at a conference jointly hosted by Research Institute of China Academy of Management Science, Chinese Academy of International Trade and Economic Cooperation, China Association of the Promotion of Credit Economy and China United Business News.  In June 2006, he was conferred a doctoral degree from California University of Management and Sciences.  Mr. Xia is currently a legislative researcher from the municipal government of Chongqing, Deputy to the People’s Congress of Chongqing, Vise President of Chongqing Federation of Industry and Commerce and President of Jiefangbei District Federation of Industry and Commerce.

Margret Wessels has served as our sole executive officer and director since inception.  She resigned as an executive officer, effective upon closing of the share exchange, and as a director, effective as of the tenth day following the date we mail the Information Statement to our shareholders.  Ms. Wessels has been retired since September 2004.  During her retirement, Ms. Wessels’ principle business activities have been authoring a second edition of “Practical Guide to Facilitating Language Learning” published by Oxford University Press, South Africa and providing private student training and development.  Prior to her retirement, Ms. Wessels taught High School in South Africa for 15 years and was appointed as a lecturer at the Bloemfontein College of Education in 1978.  In 1997, International Thomson Publishers published a didactics text book written by Ms. Wessels.  Oxford University Press, Southern Africa published the Second Edition in 2007.  In 2001, Ms. Wessels was appointed as a first Education Specialist in the Free State Department of Education.  Ms. Wessels has a BA (Honours) degree, a Licentiate in Speech and Drama, and a Higher Education Diploma.  Ms. Wessels is not a director of any other reporting company.

Family Relationships

Mr. Xia and Ms. Fei are husband and wife.  Otherwise, there are no family relationships among our directors or officers.

Director Compensation

No director receives compensation for serving on our board of directors.

Indebtedness of Directors and Executive Officers

None of our executive officers or directors, or their respective associates or affiliates, is indebted to us.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On the closing date of the share exchange, immediately prior to and as a condition to the completion of the Exchange Agreement, we entered into a stock purchase agreement (the “Split-Off Agreement”) with Margret Wessels, our then Chairperson, President, Chief Executive Officer and sole director.  Pursuant to the Split-Off Agreement, Ms. Wessels agreed to purchase all of the issued and outstanding shares of Fitway Holdings Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Fitway Holdings”), in consideration of 2,000,000 shares of our common stock owned by Ms. Wessels.  Fitway Holdings owns all of the assets and has assumed all of the liabilities, contingent or otherwise, of the Company which existed prior to the closing of the share exchange.  Also, as a condition to the completion of the Exchange Agreement, Mr. Xia and Ms. Wessels entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Mr. Xia agreed to purchase 8,000,000 shares of our common stock owned by Ms. Wessels for an aggregate purchase price of $320,000.  Immediately after the consummation of this transaction, Mr. Xia shall cause such shares of common stock purchased from Ms. Wessels to be transferred back to the Company, and the Company shall cancel and extinguish such shares.  The closing of both of these transactions took place on February 11, 2011, the closing date of the share exchange.  As a result of these transactions, Ms. Wessels no longer owns any shares of the Company’s common stock.

Mr. Xia and Ms. Fei are husband and wife and own all of the equity interests in Zhongbao.  Otherwise, there are no family relationships among our directors or officers.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

As we increase the size of our board of directors and gain independent directors, we expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.”  For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.  Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy.  A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification.  The board of directors has not yet established an audit committee.  Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant shareholders.  In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the effect on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself or herself from deliberations and approval of the transaction in which the interested director is involved.

EXECUTIVE COMPENSATION

Background

Our named officer is Mr. Xia, our Chief Executive Officer, President, Chief Financial Officer and Secretary.  We have no employees whose compensation exceeded $100,000.

When additional directors join our board of directors, our board of directors intends to form a compensation committee charged with the oversight of our executive compensation plans, policies and programs and the authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers.

Summary Compensation Table —Years Ended June 30, 2010 (1)

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Haoji Xia Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary	2010	$60,000	$0	$0	$0	$0	$60,000

Margret Wessels (3) Former Chairperson, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary	2010	$0	$0	$0	$0	$0	$0

(1)
On February 11, 2011, we acquired Dahua in a share exchange transaction, pursuant to which Mr. Xia became our Chief Executive Officer, President, Chief Financial Officer and Secretary.  Prior to the effective date of the share exchange acquisition, Mr. Xia held the same position with Dahua.  Mr. Xia serves as Executive Chairman of Zhongbao.  The annual compensation shown in this table includes the amounts Mr. Xia received from Zhongbao prior to the consummation of the share exchange acquisition.

(2)	Mr. Xia is compensated in RMB. The amounts set forth in the table above are calculated using an exchange rate of $1.00 = RMB 6.8180 published by the Bank of China on June 30, 2010.

(3)
Ms. Wessels resigned from the offices of Chairperson, President, Chief Financial Officer and Secretary effective as of February 11, 2011.  She received no compensation from the Company in connection with her resignation.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended June 30, 2010.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at June 30, 2010.  No equity awards were made during the fiscal year ended June 30, 2010.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended June 30, 2010.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended June 30, 2010.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended June 30, 2010.

Potential Payments Upon Termination or Change in Control

No executive has any agreements that provide for any payments in the event of a change in control of the Company or the executive’s termination, other than payments that may be required pursuant to Chinese labor laws.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the fiscal year ended June 30, 2010.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2010, we did not have a standing compensation committee.  Our board of directors was responsible for the functions that would otherwise be handled by the compensation committee.  Our sole director was also our sole executive officer.  However, none of our executive officers received any compensation during the last fiscal year.  None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our board or compensation committee.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Current Report on Form 8-K, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

We may become subject in the future to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Fitwayvitamins, Inc. from doing so if it cannot obtain the approval of our board of directors.

MARKET PRICE AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Trading Information

Our common stock will trade in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "FTWV."

The following table sets forth, for the periods indicated, the quarterly high and low selling prices for our common stock as reported by the OTC Bulletin Board.  These quotations represent inter-dealer prices and may not represent actual transactions.

For the Year Ended June 30,
	2010		2011
	High	Low	High	Low
First Quarter	N/A	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter	N/A	N/A

During the prior two most recent fiscal years, we had minimal business operations, and there was consequently an absence of an established trading market for our stock.

We intend to apply to list our common stock for trading on the Nasdaq Capital Market.  No assurance can be given that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on Nasdaq or another national securities exchange.

Transfer Agent

Our current transfer agent and registrar for our common stock is West Coast Stock Transfer, San Diego, California.

Holders of Record

As of November 10, 2010, there were approximately 31 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

As of the date hereof, we do not have any compensation plans under which our equity securities are authorized for issuance.

Indemnification of Directors and Officers

Our articles of incorporation provide that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

On February 11, 2011, the Company issued 1,616,161 shares of its common stock to the Dahua Shareholder, the sole shareholders of Dahua.  The total consideration for the 1,616,161 shares of the Company’s common stock was 50,000 shares of Dahua, which is all of the issued and outstanding capital stock of Dahua.  The number of shares of the Company’s common stock issued to the Dahua Shareholder was determined on an arms-length negotiation.  The Company issued the shares of the Company’s common stock to the Dahua Shareholder in connection with the share exchange in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company relied on this exemption from registration based in part on the representations made by Dahua, on behalf of the Dahua Shareholder, in the Exchange Agreement.  These shares of the Company’s common stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell, or solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 5.01  Changes in Control of Registrant.

The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.06  Change in Shell Company Status.

The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Dahua as of and for the years ended June 30, 2010 and 2009 and the unaudited financial statements as of and for the three months ended September 30, 2010 and 2009 are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements as of and for the three months ended September 30, 2010 and for the year ended June 30, 2010 are incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K, and are based on the historical financial statements of the Company and Dahua after giving effect to the share exchange transaction.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 is presented to give effect to the exchange transaction as if it occurred on September 30, 2010.  The unaudited pro forma condensed consolidated statement of operations of Dahua and the Company for the three months ended September 30, 2010 and the year ended June 30, 2010 are presented as if the share exchange had taken place on July 1, 2009.

In accordance with FASB Accounting Standards Codification 805, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Dahua is considered the accounting acquiror.  Because the Dahua Shareholder retained or received the larger portion of the voting rights in the combined entity and Dahua’s senior management represents a majority of the senior management of the combined entity, Dahua is considered the acquiror for accounting purposes and will account for the share exchange transaction as a reverse acquisition.

Reclassifications have been made to the Company’s historical financial statements to conform to Dahua’s historical financial statement presentation.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Zhongbao and the Company.  The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of our company.

(d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated February 11, 2011, by and among the Company, China Dahua Group International Holdings Property Ltd., and its sole shareholder
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3(i) of the Company’s Registration Statement on Form S-1 (File No. 333-164577) filed on January 29, 2010)
3.2	By-laws (incorporated by reference to Exhibit 3(ii) of the Company’s Registration Statement on Form S-1 (File No. 333-164577) filed on January 29, 2010)
10.1	Bill of Sale and Assumption Agreement, dated February 11, 2011, between the Company and Fitway Holdings Corp.
10.2	Stock Purchase Agreement, dated February 11, 2011, between the Company and Margret Wessels
10.3	Stock Purchase Agreement, dated February 11, 2011, between Haoji Xia and Margret Wessels
10.4	English Translation of Business Operation Agreement, dated November 10, 2010, between Chongqing Difa Investment Management Limited Company and Chongqing Zhongbao Investment Group Co., Ltd.
10.5
English Translation of Exclusive Managerial Consulting Services Agreement, dated November 9, 2010, between Chongqing Difa Investment Management Limited Company and Chongqing Zhongbao Investment Group Co., Ltd.

10.6
English Translation of Equity Pledge Agreement, dated November 10, 2010, among Chongqing Difa Investment Management Limited Company and the shareholders of Chongqing Zhongbao Investment Group Co., Ltd.

10.7	English Translation of Voting Proxy Agreement, dated November 10, 2010, among Chongqing Difa Investment Management Limited Company and the shareholders of Chongqing Zhongbao Investment Group Co., Ltd.
10.8
English Translation of Exclusive Acquiring Agreement, dated November 10, 2010, among Chongqing Difa Investment Management Limited Company and the shareholders of Chongqing Zhongbao Investment Group Co., Ltd.

10.9	English Translation of Financial Adviser Agreement, dated May 6, 2010, between Chongqing Zhongbao Investment Group Co., Ltd. and MorleyMorgan Capital & Investment Group, Ltd.
99.1	Audited Financial Statements of China Dahua Group International Holdings Property Ltd. as of and for the years ended June 30, 2010 and 2009
99.2	Unaudited Financial Statements of China Dahua Group International Holdings Property Ltd. as of and for the three months ended September 30, 2010 and 2009
99.3	Unaudited pro forma condensed consolidated financial statements of Fitwayvitamins, Inc. as of and for the three months ended September 30, 2010 and for the year ended June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FITWAYVITAMINS, INC.

Date: February 11, 2011	By:	/s/ Haoji Xia
Haoji Xia
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary